SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by Registrant  [ X ]
Filed by Party other than the Registrant [  ]

Check the appropriate box:
[   ]   Preliminary Proxy Statement
[   ]   Confidential, for Use of the Commission Only (as permitted by Rule
          14a-6(e)(2))
[ X ]   Definitive Proxy Statement
[   ]   Definitive Additional Materials
[   ]   Soliciting Material Pursuant to Section 240.14a-11(c) or Section
          240.14a-12

                        EMMIS COMMUNICATIONS CORPORATION

                (Name of Registrant as Specified in Its Charter)


Payment of Filing Fee (Check the appropriate box):

[ X ]   No fee required.
[   ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)     Title of each class of securities to which transaction applies:

(2)     Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)     Proposed maximum aggregate value of transaction:

(5)     Total fee paid:

|_| Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)         Amount previously paid:

(2)         Form, schedule or registration statement no.:

(3)         Filing party:

(4)         Date filed:

                                  [Emmis Logo]




                                                                   May 29, 2001

Dear Shareholder:

            The directors and officers of Emmis Communications Corporation join me in extending to you a cordial invitation to attend the annual meeting of our shareholders. This meeting will be held on Tuesday, June 26, 2001 at 10:00 a.m., local time, at One Emmis Plaza, 40 Monument Circle, Indianapolis, Indiana 46204.

            The formal notice of this annual meeting and the proxy statement appear on the following pages. After reading the proxy statement, please mark, sign, and return the enclosed proxy card to ensure that your votes on the business matters of the meeting will be recorded.

            We hope that you will attend this meeting. Whether or not you attend, we urge you to return your proxy promptly in the postage paid envelope provided. After returning the proxy, you may, of course, vote in person on all matters brought before the meeting.

            We look forward to seeing you on June 26th.

                                              Sincerely,



                                             /s/ Jeffrey H. Smulyan
                                             Jeffrey H. Smulyan
                                             Chief Executive Officer, President
                                             and Chairman of the Board


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


                        EMMIS COMMUNICATIONS CORPORATION
                              INDIANAPOLIS, INDIANA

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

            The annual meeting of the shareholders of Emmis Communications Corporation will be held on Tuesday, June 26, 2001, at 10:00 a.m., local time, at One Emmis Plaza, 40 Monument Circle, Indianapolis, Indiana 46204.

            The holders of common stock will be asked to consider and to vote on the following matters:

(1) election of three directors to Emmis' board of directors for terms of three years;

(2) approval of the 2001 Equity Incentive Plan, as set forth in Exhibit A to the accompanying proxy statement;

(3) ratification of the selection of Arthur Andersen LLP as Emmis' independent auditors for the fiscal year ending February 28, 2002; and

(4) transaction of any other business that may properly come before the meeting and any adjournments or postponements of the meeting.

            We describe  each  of  these   proposals  in  more  detail  in  the
accompanying proxy statement, which you should read in its entirety before voting.

            Only shareholders of record at the close of business on April 30, 2001 are entitled to notice of and to vote at this meeting and any adjournments or postponements of this meeting. The proxy statement and proxy cards are enclosed.

                                            By order of the Board of Directors,



                                            /s/ Norman H. Gurwitz
                                            Norman H. Gurwitz
                                            Secretary
Indianapolis, Indiana
May 29, 2001


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


                                                                              1
                        EMMIS COMMUNICATIONS CORPORATION
                                 ONE EMMIS PLAZA
                               40 MONUMENT CIRCLE
                           INDIANAPOLIS, INDIANA 46204


                                 PROXY STATEMENT

            In  this  proxy  statement,   Emmis  Communications  Corporation  is
referred to as "we," "us," "our company" or "Emmis."

                 Questions and Answers About This Annual Meeting

Q:  Why did I receive this proxy statement?

            You received this proxy statement because our board of directors is soliciting your proxy to vote at the annual meeting of shareholders. The annual meeting will be held on Tuesday, June 26, 2001, at 10:00 a.m., local time, at One Emmis Plaza, 40 Monument Circle, Indianapolis, Indiana 46204.

            This proxy statement summarizes the information you need to know to vote on an informed basis at the annual meeting; however, you do not need to attend the annual meeting to vote your shares. See "--How do I vote?". We expect to begin sending this proxy statement, the attached notice of annual meeting and the enclosed proxy card(s) on May 29, 2001 to all shareholders entitled to vote.

Q:  What am I voting on?

       You are being asked to consider and vote on the following:

       o election of three directors to our board of directors for terms of three years;

       o   approval of the 2001 Equity Incentive Plan; and

       o ratification of the selection of Arthur Andersen LLP as our independent auditors for the fiscal year ending February 28, 2002.

Q:  Who is entitled to vote?

            Holders of outstanding Class A common stock and holders of outstanding Class B common stock as of the close of business on April 30, 2001, the record date, are entitled to vote at the annual meeting. As of April 30, 2001, 42,067,639 shares of Class A common stock and 5,230,396 shares of Class B common stock were issued and outstanding. As of April 30, 2001, there were no shares of Class C common stock issued or outstanding.

Q:  How do I vote?

            You may attend the meeting and vote in person or you can vote by proxy. To vote by proxy, sign and date each proxy card you receive and return it in the prepaid envelope. If you return your signed proxy card but do not indicate your voting preferences, we will vote FOR each of the nominees and each of the proposals on your behalf. If you mark "abstain" on your proxy card, your shares will be counted as present for purposes of determining the presence of a quorum. You have the right to revoke your proxy at any time before the meeting by either notifying our corporate secretary or returning a later-dated proxy. You may also revoke your proxy by voting in person at the annual meeting.

            If you hold your shares through a broker, you should contact your broker to determine the procedure by which you can vote on these proposals.

Q:  What does it mean if I get more than one proxy card?

            If you receive more than one proxy card, it means you hold shares registered in more than one account. Sign and return ALL proxy cards to ensure that all your shares are voted.

Q: What are the voting rights of the Class A common stock and the Class B common stock?

            On each matter submitted to a vote of our shareholders, each share of Class A common stock is entitled to one vote and each share of Class B common stock is entitled to ten votes. Generally, the Class A and Class B common stock vote together as a single group. However, the two classes vote separately in connection with the election of certain directors, certain "going private" transactions and other matters as provided by law.

            At this annual meeting, the Class A and Class B common stock will vote together on the following issues: (i) the election of directors; (ii) the approval of the 2001 Equity Incentive Plan; and (iii) the ratification of Arthur Andersen LLP as our independent auditor for the next fiscal year.

Q:  Who will count the vote?

            Representatives of First Union National Bank, our transfer agent, will count the votes.

Q:  What constitutes a quorum?

            A majority of the combined voting power of the outstanding Class A and Class B common stock entitled to vote at the meeting constitutes a quorum for the annual meeting (i.e., counting one vote for each share of outstanding Class A common stock and ten votes for each share of outstanding Class B common stock, present in person or represented by proxy). No additional quorum requirements apply to matters on which the holders of Class A and Class B common stock will vote together as a single class.

Q:  How many votes are needed for approval of each proposal?

            Directors will be elected by a plurality of the votes cast by the holders of existing common stock entitled to vote in the election who are present, in person or by proxy, at the meeting. Consequently, the three director nominees receiving the most votes of holders of Class A and Class B common stock, voting together, will be elected to fill the three director positions. Only votes cast for a nominee will be counted. The accompanying proxy card will be voted for all nominees listed on the proxy unless the proxy contains instructions to the contrary. Instructions on the accompanying proxy card to withhold authority to vote for one or more of the nominees will result in those nominees receiving fewer votes.

            The approval of the 2001 Equity Incentive Plan and the ratification of Arthur Andersen LLP as our independent auditors for the next fiscal year each require that the number of votes cast in favor of that proposal by holders of our outstanding common stock exceed the number of votes cast against that proposal by holders of our outstanding common stock.

            Proxies submitted by brokers that do not indicate a vote for some of the proposals because the holders do not have discretionary voting authority and have not received instructions from the beneficial owners on how to vote on those proposals are called "broker non-votes." Abstentions and broker non-votes will not affect the voting on the proposals.

Q: What percentage of stock does our significant shareholder own? How does he intend to vote?

            Jeffrey H. Smulyan, the Chief Executive Officer, President and Chairman of our board of directors, is our largest single shareholder, beneficially owning 564,752 shares, or 1.3%, of our Class A common stock and 5,230,396 shares, or 100%, of our Class B common stock as of April 30, 2001. Mr. Smulyan has informed us that he intends to vote in favor of each of the proposals and for all of the nominees for director. If he does so, each proposal on which the existing common stock votes together as a single class will be approved because Mr. Smulyan controls 58.7% of the combined voting power of our existing common stock.

            All directors and officers together beneficially own approximately 4.9% of our Class A common stock and 100% of our Class B common stock, which represents approximately 59.6% of the combined voting power of our existing common stock.

Q:  Who can attend the Annual Meeting?

            All shareholders as of April 30, 2001 can attend.

Q:  What do I do if I have additional questions?

            If you have any questions prior to the annual meeting, please call our Investor Relations Department at (317) 266-0100.


                        Proposal 1: Election of Directors

            Three directors are to be elected, none of which is designated as a "Class A Director." Jeffrey H. Smulyan, Greg A. Nathanson and Walter Z. Berger have been nominated for a term of three years and until their successors have been elected and qualified. The nominees will be elected by the Class A and Class B common stock voting together as a single class.

            Mr. Smulyan and Mr. Nathanson are members of the present board of directors. If, at the time of this annual meeting, any nominee is unable or declines to serve, the discretionary authority provided in the proxy may be exercised to vote for a substitute or substitutes. The board of directors has no reason to believe that any substitute nominee or nominees will be required.

            THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THE ELECTION OF EACH OF THE FOLLOWING NOMINEES.

                  Name, Age, Principal Occupation(s) and               Director
                  Business Experience During Past 5 Years              Since
                  ---------------------------------------              -------
Nominated for a term expiring in 2004:

     Jeffrey H. Smulyan, Age 54                                            1979

     Mr. Smulyan founded Emmis in 1979 and is the Chairman of the Board of Directors, President and Chief Executive Officer. He has held the positions of Chairman of the Board of Directors and Chief Executive Officer since 1981 and the position of President since 1994. Mr. Smulyan began working in radio in 1973, and has owned one or more radio stations since then. Formerly, he was also the owner and chief executive officer of the Seattle Mariners major league baseball team. He is a director of The Finish Line, a sports apparel manufacturer, and serves as a Trustee of Ball State University. Mr. Smulyan has been chosen Radio Executive of the Year by a radio industry group and was voted one of the Ten Most Influential Radio Executives in the Past 20 Years in a poll in Radio and Records magazine.

     Greg A. Nathanson, Age 54                                             1998

     Mr. Nathanson joined Emmis in 1998 as Television Division President. Mr. Nathanson has over 30 years of television broadcasting experience, most recently as President of Programming and Development for Twentieth Television from 1996 to 1998, as General Manager of KTLA-TV in Los Angeles, California from 1992 to 1996 and as President of Fox Television Stations from 1990 to 1992. Mr. Nathanson resigned as Television Division President effective October 1, 2000, but continues as a consultant and Director of the company.

     Walter Z. Berger, Age 45                                                --

     Mr. Berger became our Executive Vice President and Chief Financial Officer in 1999. Prior to that time, Mr. Berger served as Group Vice President of the Energy Marketing Division of LG&E Energy Corporation. Prior to that appointment, he served as Executive Vice President and Chief Financial Officer of LG&E Energy Corporation. From 1992 to 1996, he held several senior financial and operating management positions at Enron Corporation and its affiliates. Mr. Berger also spent seven years in various financial management roles at Baker Hughes Incorporated after working for eight years at Arthur Andersen & Co.

Directors whose terms expire in 2002:

     Richard A. Leventhal, Age 54                                          1992

     Mr. Leventhal has owned and operated Top Value Fabrics, Inc., a wholesale fabric and textile company in Carmel, Indiana, for 27 years. Mr. Leventhal is the brother-in-law of Norman H. Gurwitz.

     Doyle L. Rose, Age 52                                                 1984

     Mr. Rose has been Radio Division President of Emmis since 1989, and served as General Manager of KPWR-FM in Los Angeles from 1991 through 1995. Previously, he was our Executive Vice President-Operations. Mr. Rose has been a general manager of one or more radio stations for approximately twenty years.

     Lawrence B. Sorrel, Age 42                                            1993

     Mr. Sorrel is a general partner of Welsh, Carson, Anderson & Stowe, a private equity investment firm. He is Chairman of the Board of SpectraSite Communications, Inc., an owner and operator of telecommunications towers, and a board member of several private companies. Prior to May 1998, he was a Managing Director of Morgan Stanley Dean Witter & Co. Incorporated, where he had been employed since 1986.

Directors whose terms expire in 2003:

     Susan B. Bayh,* Age 41                                                1994

     Mrs. Bayh is the Commissioner of the International Joint Commission of the United States and Canada, and also serves as a Distinguished Visiting Professor at Butler University, positions she has held since 1994. Previously, she was an attorney with Eli Lilly & Company. She is a director of Anthem, Inc., an insurance company; Golden State Foods, Cubist, Inc. and Corvis Inc.

     Gary L. Kaseff, Age 53                                                1994

     Mr. Kaseff is employed as Executive Vice President and General Counsel to Emmis, a post he has held since 1998. Before becoming general counsel, Mr. Kaseff practiced law in Southern California. Previously, he was President of the Seattle Mariners major league baseball team and partner with the law firm of Epport & Kaseff.

     Frank V. Sica,* Age 49                                                1998

     Mr. Sica is a Managing Director of Soros Fund Management LLC and Managing Partner of Soros Private Equity Partners. He is director of CSG Systems International, Inc., a computer software company, Global TeleSystems Group, Inc., a telecommunications company, Kohl's Corporation, a retail company, Outboard Marine Corporation, a manufacturer of marine engines and boats, and Banco Hipotecario S.A., a financial institution. Prior to joining Soros in 1998, Mr. Sica had been a Managing Director at Morgan Stanley Dean Witter & Co. Incorporated.
----------------

    *Independent director elected by the holders of the Class A Common Stock voting as a single class.


               Proposal 2: APPROVAL OF 2001 EQUITY INCENTIVE PLAN

            Our board of directors has adopted the Emmis Communications Corporation 2001 Equity Incentive Plan (the "2001 Plan"). The purpose of the 2001 Plan is to advance our interests by encouraging and facilitating the acquisition and ownership of our common stock by key employees, directors and independent contractors, thereby strengthening their commitment to our success and the continuance of their association with us. We also anticipate that the opportunity to obtain such a financial interest will prove attractive to potential new key employees, directors and independent contractors and will assist in attracting, employing and retaining such individuals. The following summary of the principal provisions of the 2001 Plan is qualified by reference to the full text of the 2001 Plan which is attached to this proxy statement as Exhibit A.

            The 2001 Plan permits the delivery of a maximum of 3,000,000 shares of our common stock on account of the exercise of options, the grant of shares of restricted stock and the payment of benefits upon the exercise of stock appreciation rights or performance units. As of April 30, 2001, the shares subject to the 2001 Plan had an aggregate market value of $76,560,000. If an award under the 2001 Plan expires or terminates without being exercised in full or is forfeited, the shares of our common stock subject to the award generally become available for new awards. If stock appreciation rights expire or terminate without being exercised in full, such stock appreciation rights again become available for new awards. Options, stock appreciation rights and performance units expire no more than 10 years from date of grant.

            Options. Options granted under the 2001 Plan allow participants to purchase shares of our common stock at an exercise price determined by the Emmis compensation committee which cannot be less than the fair market value of our common stock on the date of the grant. Options may be granted as incentive stock options subject to the limitations of Section 422 of the Internal Revenue Code (the "Code"). For the purpose of complying with Section 162(m) of the Code, the 2001 Plan contains a per-participant limit of 1,000,000 on the number of shares which may be subject to options granted during any fiscal year.

            Restricted Stock. Shares of our common stock subject to such restrictions ("restricted stock") as determined by the compensation committee may be granted under the 2001 Plan. Shares of restricted stock may be subject to forfeiture if conditions established by the compensation committee are not satisfied and are nontransferable until they become nonforfeitable. Before the grant, the compensation committee determines the purchase price, if any, of such shares of restricted stock and the restrictions, if any, applicable to such shares. If a grantee's shares of restricted stock are forfeited, the grantee is required to sell such shares to us at the lesser of the purchase price, if any, paid by the grantee or the fair market value of the shares on the date of such forfeiture. The compensation committee may accelerate the time at which the restrictions lapse or remove or, with the consent of the grantee, modify the restrictions. For the purpose of complying with Section 162(m) of the Code, the 2001 Plan contains a per-participant limit on the number of shares of restricted stock that may be awarded during any calendar year to that number of shares with a value on the date of grant equal to the lesser of 700% of the participant's base salary or $10,000,000.

            Stock Appreciation Rights. Each stock appreciation right which may be granted under the 2001 Plan provides the grantee, upon exercise, a benefit equal to the difference between the fair market value of one share of our common stock on the date of the exercise and (1) in the case of a stock appreciation right identified with a share of our common stock subject to an option, the option exercise price of such option or such higher price specified in the grant or (2) in the case of any other stock appreciation right, the fair market value of a share of our common stock on the grant date or such higher price specified in the grant. Stock appreciation rights may be granted alone, or identified with shares of our common stock subject to options, performance units or shares of restricted stock. The compensation committee may accelerate the exercisability of any stock appreciation right. Benefits upon the exercise of stock appreciation rights are payable in cash unless the compensation committee determines that the benefits will be paid wholly or partly in shares of our common stock. For the purpose of complying with Section 162(m) of the Code, the 2001 Plan contains a per-participant limit on the number of shares which may be subject to stock appreciation rights granted during any fiscal year of 1,000,000.

            Performance Units. Performance units may be granted under the 2001 Plan to provide a benefit if performance goals determined by the compensation committee are achieved during the measuring period. The compensation committee, before the grant of a performance unit, determines the performance goals and measuring period and assigns a performance percentage (which can exceed 100%) to each level of attainment of the performance goals during the measuring period. The compensation committee may modify performance goals at any time. Performance unit benefits are payable in cash unless the compensation committee determines that a benefit will be paid wholly or partly in shares of our common stock. Performance units may be granted alone, or identified with shares of our common stock subject to an option, shares of restricted stock or stock appreciation rights. Performance units become exercisable commencing on the first day after the end of the applicable measuring period or another date specified by the compensation committee. The benefit for each performance unit exercised equals the fair market value of a share of our common stock on the date of grant of the performance unit multiplied by the "performance percentage" attained during the measuring period for the performance unit. For the purpose of complying with
Section 162(m) of the Code, the 2001 Plan contains a per-participant limit on the number of shares of stock that may be awarded with respect to a performance unit during any calendar year to that number of shares with a value on the date of grant equal to the lesser of 700% of the participant's base salary or $10,000,000.

            Other Information. Payment of the option exercise price or the purchase price of restricted stock may be made in cash or through the exchange of shares of our common stock owned by the grantee or by various other payment methods. The compensation committee may allow a grantee to defer payment of the option exercise price, the purchase price of restricted stock or any taxes associated with a benefit provided under the 2001 Plan which is a non-cash benefit at the time it is taxable, in accordance with such interest rates and such other terms and conditions as it may determine, or may cause Emmis to guarantee a loan to the grantee in an amount equal to all or part of the option exercise price, the purchase price of restricted stock and related taxes. Unless prohibited by the compensation committee, a grantee may elect to have withheld shares of our common stock to satisfy withholding tax liability with respect to the exercise of options, stock appreciation rights or performance units or with respect to shares of restricted stock becoming nonforfeitable. If the amount to be withheld is more than the minimum required, such withholding is subject to compensation committee approval. Subject to certain limitations, the compensation committee may provide for automatic grants of additional options for shares of our common stock equal to the number of shares which a grantee has used to pay the exercise price of a previously granted option and to satisfy a withholding tax liability in connection with an option exercise. In the event of a Change in Control, options, stock appreciation rights and performance units become exercisable, and all shares of restricted stock generally become nonforfeitable. The benefit payable with respect to any performance unit for which the measuring period has not ended is prorated based upon the portion of the measuring period completed before the Change in Control. The aggregate number of shares of our common stock, shares of restricted stock, stock appreciation rights and stock options available pursuant to the 2001 Plan, the number of shares covered by an award, the exercise price of options, the fair market values used to determine stock appreciation right and performance unit benefits and other matters related to the 2001 Plan and awards, will be adjusted by the compensation committee to reflect any stock dividend, stock split, share combination, merger, consolidation, asset spin-off, reorganization, or similar event.

     Options, stock appreciation rights and performance units may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution, except that the grantee may transfer an award to:

    o the spouse, child or grandchild of the grantee (provided that such family members cannot transfer the award, except by will or by the laws of descent and distribution upon the death of the family member);

    o a trust or trusts for the immediate benefit of such immediate family members; or

    o a partnership or limited liability company of which the grantee and/or such immediate family members are the only owners.

Awards so transferred may be exercised only upon the same terms and conditions applicable to the original grantee, and the original grantee or his estate will remain liable for any federal, state, city or local taxes applicable upon the exercise of an award by a permitted transferee.

            Plan Administration. The 2001 Plan is administered by the compensation committee unless the board of directors or the compensation committee designates another committee or subcommittee to administer the 2001 Plan. Subject to the 2001 Plan's provisions, the compensation committee has broad authority to, among other things, determine when grants may be made (and the amounts thereof); to interpret, and to adopt rules relating to, the 2001 Plan; to determine the terms of the agreements relating to grants and to modify any such agreement with the consent of the grantee, when required; and to cancel existing awards and to substitute new ones. Because of the compensation committee's broad authority, the type and amount of awards to be received by any specific individual, or group of individuals, is currently indeterminable. However, not more than 1,000,000 shares of Class B common stock may be awarded to Mr. Smulyan.

            Amendment and Termination. Subject to any shareholder approval requirement of applicable law or the rules of any national securities exchange, stock market or automated quotation service on which our common stock is listed or quoted, the board of directors may from time to time in its discretion amend or modify the Plan without the approval of the shareholders. The 2001 Plan will terminate on June 1, 2011 or such earlier date as the board of directors may determine. No termination of the 2001 Plan will affect outstanding awards.

            Federal Income Tax Consequences. Upon the grant of an award (other than an award of restricted stock that contains no restrictions) under the 2001 Plan, the grantee does not realize any taxable income and no deduction is available for us. Any cash received by a grantee in connection with the exercise of a stock appreciation right or performance unit, as well as the fair market value of any shares received in connection with the exercise of a stock appreciation right or a performance unit, is taxable as ordinary income to the grantee. Generally, upon exercise of an option (other than an incentive stock option), the grantee will recognize taxable income and we are entitled to a deduction at the time the grantee is taxed in the amount of the grantee's taxable income. In the case of an incentive stock option, the grantee incurs no income tax liability upon exercise (other than possible alternative minimum tax liability), but we are generally not entitled to a tax deduction. The fair market value of restricted stock in excess of the purchase price, if any, is taxable to the grantee when the restrictions lapse. However, if the grantee is not prohibited by the compensation committee from electing to be taxed on such value on the date of grant and the grantee elects such tax treatment, the grantee is taxed on such amount on the date of grant. We are entitled to a deduction at the time the grantee is taxed in the amount of the grantee's taxable income.

            THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE 2001 EQUITY INCENTIVE PLAN.


                Proposal 3: Ratification of Selection of Auditors

            The selection of our independent auditors is being submitted for ratification by the holders of existing common stock. Our financial statements for the fiscal year ended February 28, 2001 were certified by Arthur Andersen LLP. The board of directors has selected Arthur Andersen LLP as our independent auditors for the fiscal year ending February 28, 2002. Representatives of Arthur Andersen LLP are expected to attend the annual meeting with the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions. If shareholders do not approve the selection of Arthur Andersen LLP, the selection of independent auditors will be reconsidered by the board of directors.

            Audit Fees; Financial Information Systems Design and Implementation Fees. The total fees billed for professional services rendered in connection with the audit of our annual financial statements and the reviews of the financial statements included in our Forms 10-Q totaled $410,000 for the fiscal year ended February 28, 2001. The total fees billed for professional services rendered in connection with the design and implementation of financial information systems rendered by the auditors totaled $950,000 for the fiscal year ended February 28, 2001.

            All Other Fees. For the fiscal year ended February 28, 2001, Arthur Andersen billed us $955,000 for services other than those disclosed in the preceding paragraph.

            THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF ARTHUR ANDERSEN LLP AS OUR INDEPENDENT AUDITORS.

             Security Ownership of Beneficial Owners and Management

            As of April 30, 2001, there were 42,067,639 shares of our Class A common stock and 5,230,396 shares of our Class B common stock issued and outstanding. The Class A common stock is entitled to an aggregate of 42,067,639 votes and the Class B common stock is entitled to an aggregate of 52,303,960 votes. The following table shows, as of April 30, 2001, the number and percentage of shares of our common stock held by each person known to us to own beneficially more than five percent of the issued and outstanding common stock, by our directors and nominees, and by certain of our executive officers:


                                                               Class A                        Class B
                                                             Common Stock                   Common Stock
                                               ---------------------------------  ------------------------------
       Five Percent Shareholers,                 Amount and Nature                Amount and Nature
        Directos and Certain                     of Beneficial         Percent     of Beneficial        Percent     Percent of Total
         Executive Oficers                          Ownership          of  Class     Ownership          of Class     Voting Power
      ----------------------------             --------------------   ---------   -------------         --------    ---------------
Jeffrey H. Smulyan.......................           564,752(1)            1.3%     5,830,396(17)          100.0%         58.7%
Susan B. Bayh............................            32,700(2)            *                  --              --          *
Walter Z. Berger.........................            80,336(3)            *                  --              --          *
Randall D. Bongarten.....................            43,266(4)            *                  --              --          *
Richard F. Cummings......................           389,446(5)            *                  --              --          *
Norman H. Gurwitz........................           193,848(6)            *                  --              --          *
Gary L. Kaseff...........................           142,272(7)            *                  --              --          *
Richard A. Leventhal.....................            58,800(8)            *                  --              --          *
Doyle L. Rose............................           293,273(9)            *                  --              --          *
Greg A. Nathanson........................           216,032(10)           *                  --              --          *
Frank V. Sica............................            20,000(11)           *                  --              --          *
Lawrence B. Sorrel.......................            18,000(12)           *                  --              --          *
Liberty Media Corporation................         5,400,000(13)           12.8               --              --          5.7
Mellon Financial Corporation.............         3,301,778(14)            7.8               --              --          3.5
Westport Asset Management, Inc...........         3,481,100(15)            8.3               --              --          3.7
All Officers and Directors as a  Group
  (12 persons)...........................         2,042,421(16)            4.9     5,830,396(16)          100.0          59.6

------------------------------------

*           Less than 1%.

(1) Consists of 387,526 shares held by Mr. Smulyan as trustee for the Emmis Communications Corporation Profit Sharing Trust (the "Profit Sharing Trust"), as to which Mr. Smulyan disclaims beneficial ownership of all but 3,472 held for his benefit, 259 shares held in the 401(k) Plan, 136,967 shares owned individually and 50,000 shares held by The Smulyan Family Foundation, as to which Mr. Smulyan shares voting control.

(2) Consists of 2,700 shares owned individually and 30,000 shares represented by stock options exercisable within 60 days of April 30, 2001.

(3) Consists of 31 shares held in the 401(k) Plan, 305 shares held in the Stock Purchase Plan and 80,000 shares represented by stock options exercisable within 60 days of April 30, 2001.

(4) Consists of 4,000 shares owned individually, 266 shares held in the Profit Sharing Trust and 39,000 shares represented by stock options exercisable within 60 days of April 30, 2001.

(5) Consists of 187,867 shares owned individually, 8,260 shares owned for the benefit of Mr. Cummings' children, 3,472 shares held in the Profit Sharing Trust, 246 shares held in the 401(k) Plan and 189,600 shares represented by stock options exercisable within 60 days of April 30, 2001.

(6) Consists of 37,335 shares owned jointly by Mr. Gurwitz and his spouse, 1,255 shares owned by Mr. Gurwitz's spouse, 6,026 shares owned for the benefit of Mr. Gurwitz's children, 17,800 shares owned by a corporation of which Mr. Gurwitz's spouse is a 50% shareholder, 2,284 shares held in the Profit Sharing Trust, 260 shares held in the 401(k) Plan, 406 shares held in the new Stock Purchase Plan and 128,481 shares represented by stock options exercisable within 60 days of April 30, 2001.

(7) Consists of 11,766 shares owned individually by Mr. Kaseff, 3,411 shares owned by Mr. Kaseff's spouse, 1,346 shares held by Mr. Kaseff's spouse for the benefit of their children, 749 shares held in the Profit Sharing Trust, and 125,000 shares represented by stock options exercisable within 60 days of April 30, 2001.

(8) Consists of 8,000 shares owned individually, 3,000 shares owned by Mr. Leventhal's spouse, 17,800 shares owned by a corporation of which Mr. Leventhal is a 50% shareholder and 30,000 shares represented by stock options exercisable within 60 days of April 30, 2001.

(9) Consists of 99,980 shares owned individually, 3,472 shares held in the Profit Sharing Trust, 220 shares held in the 401(k) Plan and 189,600 shares represented by stock options exercisable within 60 days of April 30, 2001.

(10) Consists of 111,973 shares owned individually or jointly with his spouse, 44,000 shares owned by trusts for the benefit of Mr. Nathanson's children, 59 shares held in the Profit Sharing Trust and 60,000 shares represented by stock options exercisable within 60 days of April 30, 2001.

(11) Consists entirely of shares represented by stock options exercisable within 60 days of April 30, 2001.

(12) Consists of 8,000 shares owned individually and 20,000 shares represented by stock options exercisable within 60 days of April 30, 2001, 2000.

(13) Information concerning these shares was obtained from a Schedule 13D filed in November 1999 by Liberty Media Corporation, which has a mailing address of 9197 South Peoria Street, Englewood, Colorado 80112. The shares are held by Liberty EMMS, Inc., an affiliate of Liberty Media Corporation.

(14) Information concerning these shares was obtained from an Amendment to Schedule 13G filed on May 8, 2001 by Mellon Financial Corporation on behalf of itself, Boston Group Holdings, Inc., The Boston Company, Inc. and The Boston Company Asset Management, Inc., each of which has a mailing address of One Mellon Center, Pittsburgh, Pennsylvania 15258.

(15) Information concerning these shares was obtained from an Amendment to a Schedule 13G filed February 14, 2001 by Westport Asset Management, Inc. on behalf of itself and Westport Advisors LLC, each of which has a mailing address of 253 Riverside Avenue, Westport, Connecticut 06880.

(16) Includes 901,681 shares represented by stock options exercisable within 60 days of April 30, 2001 and 387,526 shares held in the Profit Sharing Trust.

(17) Consists of 5,230,396 shares owned individually and 600,000 shares represented by stock options exercisable within 60 days of April 30, 2001.


                          Board of Directors' Meetings

            During our last fiscal year, our board of directors held six meetings, either in person or by telephone. Each director attended at least 75% of (1) the total number of meetings of our board of directors held while he or she was a director and (2) the total number of meetings held by all committees on which he or she served. Our directors who are not officers or employees of our company are compensated for their services at the rate of $2,000 per regular meeting attended in person, $1,000 per regular meeting attended by phone and $500 per committee meeting attended whether in person or by phone. Pursuant to the Non-Employee Director Stock Option Plan, directors who are not officers or employees of our company also are entitled to receive annually options to purchase 10,000 shares of Class A common stock. The options are granted on the date of our annual meeting of shareholders at the closing price of the underlying shares on that date. In addition to her duties as a director, we separately engaged Susan B. Bayh to continue to develop plans for the involvement of our company and each of our stations and publications in various charitable organizations and perform certain other consulting services. During the last fiscal year, Mrs. Bayh received approximately $50,000 as compensation for such services. Nominees for election as a director are selected by the board of directors, acting as a nominating committee. Our board of directors currently has an audit committee and a compensation committee.

                              Certain Transactions

            We have periodically made interest-bearing loans to various officers and employees. The largest aggregate amount of indebtedness outstanding at any month-end during the last fiscal year and the approximate amount of this indebtedness outstanding at February 28, 2001, was $1,055,299 and $1,055,299, respectively, for Jeffrey H. Smulyan, Chairman, Chief Executive Officer and President; $172,152 and $172,152, respectively, for Doyle L. Rose, Radio Group President and Director; $124,470 and $124,470, respectively, for Richard F. Cummings, Executive Vice President-Programming; and $93,761 and $93,761, respectively, for Norman H. Gurwitz, Executive Vice President-Human Resources and Secretary. These loans bear interest at our cost of senior debt, which at April 30, 2001 was approximately 8.0% per annum. During the last fiscal year, we purchased approximately $140,000 in corporate gifts and specialty items from a company owned by the spouse of Norman H. Gurwitz. Part of these purchases were awarded through competitive bids. We also made payments of approximately $320,000 to a company owned by Jeffrey H. Smulyan for our use of an airplane owned by that company and payments of approximately $484,000 to a management company to pay a portion of the operating and maintenance costs of the airplane.

                              Report of the Audit Committee

            The audit committee of the board of directors assists the board in carrying out its oversight responsibilities for Emmis' financial reporting process, audit process and internal controls in accordance with the Audit Committee Charter. In December 1999, the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. adopted new rules applicable to companies with securities traded on Nasdaq. Under these new rules, an audit committee is, or will be, required to: (i) adopt a formal written charter, (ii) consist of at least 3 directors, each of whom meets certain independence and financial literacy requirements, (iii) conduct quality discussions with the company's independent auditor prior to the filing of the company's Form 10-K, (iv) ensure that the company's independent auditors have conducted quarterly reviews of the company's financial statements, engaging in quality discussions with the independent auditors when appropriate, (v) disclose whether it has (A) reviewed and discussed the company's audited financial statements for the last fiscal year with management; (B) discussed with the company's independent auditors the matters required to be discussed by SAS 61 (Codification for Statements on Auditing Standards); and (C) received and discussed the written disclosures and the letter from the company's independent auditors required by Independence Standards Board Statement No. 1 (Independence Discussions with Audit Committees), and (vi) disclose whether the audit committee recommended to the board that the audited financial statements be included in the company's Form 10-K.

Each of these new rules has different effective dates, and some did not apply to our company's financial statements for the fiscal year ended February 28, 2001. However, our audit committee has adopted a formal written charter, a copy of which was attached as Annex II to our proxy statement for the annual meeting of shareholders held on January 10, 2001. In addition, the committee has determined that its members meet the literacy requirements of the new rules and expects to comply with the other new structural and membership requirements before they take effect in June 2001. The committee has also made certain that our company's quarterly financial statements continue to be reviewed by our independent auditors prior to filing and put in place mechanisms to ensure that committee members are notified whenever our independent auditors believe that significant events, transactions or changes in accounting estimates have affected the quality of our company's financial reporting. In connection with the audit for the fiscal year ending February 28, 2001, the audit committee discussed the audited financial statements with management, discussed the items required to be discussed by SAS 61 with our auditors, and received and discussed the disclosures and letter required by Independence Standards Board Statement No. 1. Based on these discussions and reviews, the committee members agreed that the audited financial statements for our last fiscal year should be included in our company's Form 10-K, and made a formal recommendation to the board to that effect. The committee also considered whether the additional services provided by Arthur Andersen LLP as described in Proposal 3: Ratification of Selection of Auditors is compatible with maintaining Arthur Andersen LLP's independence. Based on the committee's and management's assessment of the performance of Arthur Andersen LLP during the audit for our last fiscal year, the committee has recommended to the full board of directors that Arthur Andersen LLP be engaged as our independent auditors for the next fiscal year.

                             Audit Committee Members

                           Richard A. Leventhal, Chair
                               Lawrence B. Sorrel

                      Report of the Compensation Committee

            The compensation committee provides a general review of our compensation and benefit plans to ensure that they meet our corporate objectives. The compensation committee also establishes compensation arrangements and approves compensation payments to Mr. Smulyan and our other executive officers, and generally administers our various stock option, profit sharing and incentive plans. With respect to compensation decisions affecting non-executive officers and employees, the committee has delegated this authority to Mr. Smulyan and the other executive officers, provided such authority is exercised in accordance with any general parameters established by the committee. During the last fiscal year, Susan B. Bayh, Richard A. Leventhal and Frank V. Sica were members of the compensation committee.

            Policy and Performance Measures. We have historically entered into two and three year employment agreements with our executive officers. These agreements provide for a base salary, annual performance bonuses, and restricted stock and stock option awards. They also prohibit the officer from directly or indirectly competing with us. The compensation committee believes that entering into these agreements is in our best interest because they assist us in retaining our key officers for a certain period of time and enable us to focus the officers' efforts and energies on enhancing the long-term value of our company to our shareholders. The total compensation reflected in these employment agreements is generally based upon the officers' prior compensation levels and peer group benchmarking surveys. In order to attract and retain highly qualified employees, overall compensation to our executive officers is targeted at the top half to top quarter of our peer group. For the fiscal year ended February 28, 2001, the salary of each of our executive officers was the substantially the same as it was the previous year, with certain officers not under employment agreements receiving the 3% salary increase applicable to other Emmis employees.

            The compensation committee awarded bonuses to our executive officers (other than Mr. Smulyan) for the last fiscal year in accordance with a bonus plan established by the committee at the beginning of the fiscal year. The bonus plan set for each executive officer a target bonus and a performance goal so that 65-87% of an executive officer's target bonus potential would be based on specified annual cash flow goals and the remainder would be earned on a discretionary basis. A percentage of the target bonus would then be earned depending upon the extent to which the company or an applicable division of the company met or exceeded the specified cash flow targets and depending upon the committee's assessment of the performance of the executive during the year. The cash flow targets were adjusted upwards during the year to reflect the company's acquisitions. At the end of the year, the cash flow-based portions of the target bonuses were paid at 70.03% for company-wide cash flow targets, 92.84% for radio division cash flow targets, and 0% for television, publishing and international division cash flow targets. In addition, because of the substantial growth of the company through the acquisition of nine radio stations, eight television stations and one magazine, and because of the efforts to amend the company's senior credit facility and implement a tracking stock proposal, the committee awarded the discretionary portion of the target bonuses at 120% of target. The bonuses were paid partially in cash and partially in shares of our Class A common stock.

            Stock options and stock awards were also granted to our executive officers during the last fiscal year under our various equity incentive plans. The options, covering from 7,500 to 40,000 shares each, were all granted at the fair market value of our Class A common stock on the date of grant. In addition, pursuant to their employment agreements, Messrs. Rose and Cummings each received a grant of 30,800 shares of our Class A common stock. However, because the radio division broadcast cash flow for the fiscal year ended February 28, 2001 did not meet certain performance targets specified in options granted to Messrs. Rose and Cummings in 1998, each forfeited options to purchase 35,000 shares at an exercise price of $20 per share.

            The Internal  Revenue Code generally limits to $1 million the amount of compensation that we may deduct in any year with respect to certain of our officers. Accordingly, the compensation committee endeavors to structure executive compensation so that most of that compensation will be deductible. At the same time, the compensation committee has the authority to award compensation in excess of the $1 million limit, regardless of whether such additional compensation will be deductible, in cases where the compensation committee determines that such compensation is appropriate.

            Chief Executive Officer Compensation. Mr. Smulyan is employed as our chief executive officer pursuant to an employment agreement that was amended in 1999 to extend the term to February 29, 2004 and to emphasize the performance-based portion of Mr. Smulyan's compensation. Thus, the amendment to the employment agreement eliminated the provision that automatically increased Mr. Smulyan's salary by 10-15% per year and limited the increase to the rate of inflation. At the same time, the amendment increased the potential annual bonus of Mr. Smulyan to an amount equal to his annual salary. The compensation committee included Mr. Smulyan in the annual bonus plan applicable to the other executive officers, but eliminated the discretionary component by making his entire bonus tied to the company achieving its cash flow goals. Under the terms of the plan, Mr. Smulyan would have been entitled to a bonus of $546,963. However, in our third fiscal quarter Mr. Smulyan waived his bonus and requested that the monies be invested in training and incentive programs designed to help Emmis employees compete even more effectively in the future.

            When Mr. Smulyan entered into the amendment to his employment agreement in 1999, the committee also granted to Mr. Smulyan options to purchase 1,000,000 shares of common stock at a price per share of $28.25, the fair market value on the date of grant. These options are not generally exercisable until March 1, 2006. However, options to purchase 200,000 shares become exercisable at the end of each fiscal year in which either our annual broadcast cash flow increases from the previous year by a percentage specified in the grant agreement or the percentage increase in the average monthly fair market value of the Class A common stock during the fiscal year exceeds that of a specified peer group of broadcasting companies. The committee believes that the performance accelerated vesting feature of these options is more favorable to our company than the option provisions contained in Mr. Smulyan's previous employment arrangement because it creates an incentive for Mr. Smulyan to cause us to meet certain performance targets but does not require us to take the charge to earnings that we had been forced to take when options were granted under the prior employment arrangement. Because our company did not exceed either of the performance targets specified in the option grant agreement for the last fiscal year, the vesting of the options to purchase 200,000 shares was not accelerated.

                         Compensation Committee Members

                                  Susan B. Bayh
                              Richard A. Leventhal
                                  Frank V. Sica



           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

            Susan Bayh, Richard Leventhal and Frank Sica served on the Compensation Committee for the entire fiscal year ended February 28, 2001. Mr. Leventhal is the brother of the spouse of Norman H. Gurwitz, our Executive Vice President-Human Resources and Secretary. We purchased approximately $140,000 in corporate gifts and specialty items from a company owned by Mr. Gurwitz's spouse. Part of these purchases was awarded through competitive bids.

                               COMPENSATION TABLES

            The following table sets forth the compensation awarded to, earned by, or paid to the chief executive officer and the four most highly compensated executive officers other than the chief executive officer (collectively, the "Named Executive Officers") during each of the last three fiscal years. All stock information in the following tables has been restated for the two-for-one stock split that occurred in February 2000.


                                                 Summary Compensation Table

                                                                                                    Long-Term
                                                                                                   Compensation
                                                     Annual Compensation                              Awards
                                    ------------------------------------------------------  --------------------------
                                                                                                            Securities
                                         Fiscal                                 Other         Restricted    Underlying       All
            Name and                  Year Ended                                Annual          Stock        Options/       Other
         Principal Position         February 28 (29)  Salary     Bonus(1)   Compensation(2)   Awards(3)        SARs     Compensation
----------------------------------  ---------------  ---------  ---------  ---------------  ----------    ------------  ------------

JEFFREY H. SMULYAN................     2001         $ 782,324  $       --   $         --     $      --             --   $ 119,400(4)
Chief Executive Officer, President     2000           765,175     765,175             --            --      1,200,000     130,000
And Chairman of the Board              1999           762,656     271,301             --            --        200,000      40,000

DOYLE L. ROSE.....................     2001         $ 434,665  $  137,844   $     14,400     $ 814,275             --   $      --
Radio Division President               2000           435,769     479,593         14,400            --             --          --
                                       1999           433,867          --         14,400            --        300,000          --

RICHARD F. CUMMINGS...............     2001        $  434,665  $  137,844   $     14,400     $ 814,275             --   $      --
Executive Vice President--             2000           460,781     479,593         14,400            --             --          --
 Programming                           1999           408,855          --         14,400            --        300,000          --

WALTER Z. BERGER..................     2001        $  340,972  $   87,519   $     12,000     $      --         40,000   $  65,109(5)
Executive Vice President, Chief        2000           342,192     119,745         12,000            --         40,000      86,307
Financial Officer and Treasurer        1999            23,539          --             --            --             --          --

GARY L. KASEFF....................     2001       $   340,972  $   87,519   $     12,000     $      --         40,000   $      --
Executive Vice President and           2000           338,532     119,745         12,000            --         40,000          --
General Counsel                        1999           272,852      75,000         13,529            --         24,000          --

------------------------------------
(1) Includes both cash and stock bonuses. The bonuses for Mr. Cummings and Mr. Rose include a signing bonus for entering into new employment agreements with our company.

(2)     Represents automobile allowance.

(3) Represents shares of restricted stock awarded to Messrs. Cummings and Rose upon completion of their employment agreements at the end of the fiscal year.

(4) Represents the value of premiums accrued by us on a split-dollar life insurance policy.

(5)     Represents reimbursement of relocation expenses.


                                                   Option/SAR Grants in Last Fiscal Year

                                                                                                    Potential Realizable Value at
                                                                                                    Assumed Annual Rates of Stock
                                           Individual Grants                                      Price Appreciation for Option Term
                            --------------------------------------------------------------------  ----------------------------------
                               Number          % of Total
                            of Securities     Options/SARs
                             Underlying        Granted to
                            Options/SARs      Employees in    Exercise or Base
            Name             Granted (#)       Fiscal Year    Price ($/Share)    Expiration Date       5%              10%
--------------------------  --------------    --------------  ----------------   ---------------    --------      ------------
Jeffrey H. Smulyan........           --                --        $        --               --      $      --      $         --
Doyle L. Rose.............        7,500               0.9%             21.50          9/25/06         54,840           124,414
Richard F. Cummings.......        7,500               0.9%             21.50          9/25/06         54,840           124,414
Walter Z. Berger..........       40,000               4.9%             35.375         2/28/10        889,886         2,255,146
Gary L. Kaseff............       40,000               4.9%             35.375         2/28/10        889,886         2,255,146



               Aggregated Option/SAR Exercises in Last Fiscal Year
                     and Fiscal Year-End Option /SAR Values


                                                                Number Of Securities Underlying
                                                              Unexercised Options/SARs At Fiscal   Value of Unexercised In-the-Money
                                                                           Year End                Options/SARs at Fiscal Year End
                                                               -------------------------------    ----------------------------------
                                 Shares
                               Acquired on           Value
           Name                  Exercise           Realized     Exercisable     Unexercisable      Exercisable    Unexercisable
 ------------------------   ----------------   --------------  ---------------  ---------------     -----------    -------------
Jeffrey H. Smulyan........      600,000        $14,200,000         600,000           800,000         $5,725,000    $         --
Doyle L. Rose.............      104,800          2,846,050           9,600           187,500           190,200         1,195,781
Richard F. Cummings.......      154,800          4,180,425           9,600           187,500           190,200         1,195,781
Walter Z. Berger..........           --                 --          40,000            40,000           150,000                --
Gary L. Kaseff............           --                 --          85,000            40,000           365,438                --

                              Employment Agreements

            During the fiscal year ended February 28, 1994, we entered into a five-year employment agreement with Jeffrey H. Smulyan pursuant to which Mr. Smulyan was employed as chairman of the board of directors and chief executive officer. This employment agreement expired by its terms on February 28, 1999. We and Mr. Smulyan entered into an amendment to the employment agreement effective March 1, 1999 which extended the term to February 29, 2004. Mr. Smulyan's base compensation during the last fiscal year was approximately $782,000. The amended agreement basically limited future annual increases of his salary to the rate of inflation. In addition, the agreement as amended provides for annual bonuses to be set by our board of directors ranging from a minimum of $50,000 up to a maximum of 100% of Mr. Smulyan's annual base salary (plus an adjustment for inflation). Mr. Smulyan also received options to purchase 1,000,000 shares of common stock (after adjustment for the stock split) at a price per share of $28.25 pursuant to the agreement. Under the agreement, Mr. Smulyan retains the right to participate in all our employee benefit plans for which he is otherwise eligible. The agreement with Mr. Smulyan is subject to termination by our board of directors or by Mr. Smulyan, either without cause or for cause, at any time upon notice. In the event we terminate Mr. Smulyan's employment without cause (as defined in the agreement) or in the event Mr. Smulyan terminates his employment for good reason (as defined in the agreement), Mr. Smulyan is entitled to receive the present value of the applicable base and incentive compensation through a date five years after the date of termination. In addition, the agreement entitles Mr. Smulyan to certain termination benefits upon disability, death or a change in control (as defined in the agreement) of our company. Following a termination of Mr. Smulyan's employment, other than a termination by us without cause (as defined in the agreement) or a termination by Mr. Smulyan with good reason (as defined in the agreement), Mr. Smulyan is prohibited from engaging in a business in competition with us for a period of two years after the date of termination.

            Effective March 1, 1999, we entered into a three-year employment agreement with Walter Z. Berger pursuant to which Mr. Berger is employed as Executive Vice President and Chief Financial Officer of the Corporation. The employment agreement provides for an annual base salary of $340,000 for each of the three years covered by the agreements. In addition, the agreement provides
(i) for an annual cash bonus of up to $100,000, (ii) the award of 20,000 shares of Class A common stock (after adjustment for the stock split) if Mr. Berger remains employed by us through the expiration of the agreement (or dies or becomes disabled, as defined in the agreement), and (iii) for the award of options to purchase 40,000 shares of Class A common stock (after adjustment for the stock split) at their fair market value on March 1, 1999 and options to purchase 40,000 shares of Class A common stock (after adjustment for the stock split) on the first day of each of the remaining contract years at the fair market value of the shares on the date of the grant. Under the agreement, Mr. Berger also retains the right to participate in all of our employee benefit plans for which he is otherwise eligible.

            Our employment agreements with Richard F. Cummings and Doyle L. Rose expired on February 28, 2001. We are currently in discussions regarding new employment agreements with these officers.

                                Performance Graph

            The following line graph compares the yearly percentage change in the cumulative total shareholder return on the Class A common stock with the cumulative total return of the Nasdaq Stock Market Index and the cumulative total return of the Nasdaq Telecommunications Stock Market Index (an index containing performance data of radio, telephone, telegraph, television and cable television companies) from February 29, 1996, to the fiscal year ended February 28, 2001. The performance graph assumes that an investment of $100 was made in the Class A common stock and in each index on February 29, 1996 and that all dividends were reinvested.

                          [Performance graph omitted]



                                      Feb-96     Feb-97     Feb-98     Feb-99     Feb-00     Feb-01

Emmis.........................         $100      $ 90       $129       $121       $191       $138
Nasdaq Stock Market...........         $100      $119       $163       $212       $434       $198
Nasdaq Telecommunications.....         $100      $ 97       $165       $269       $459       $179


                              Shareholder Proposals

            Any of our shareholders wishing to have a proposal considered for inclusion in our 2002 proxy solicitation materials must set forth such proposal in writing and file it with our corporate secretary on or before the close of business on January 29, 2002. In addition, our by-laws provide that any shareholder wishing to nominate a candidate for director or propose other business at the Annual Meeting must give us written notice 60 days before the meeting, and the notice must provide certain other information as described in the by-laws. Copies of the by-laws are available to shareholders free of charge upon request to our corporate secretary. Our board of directors will review any shareholder proposals that are filed as required and will determine whether such proposals meet applicable criteria for inclusion in our 2002 proxy solicitation materials or consideration at the 2002 annual meeting. In addition, we retain discretion to vote proxies on matters of which we are not properly notified at our principal executive offices on or before the close of business on April 14, 2002, and also retain that authority under certain other circumstances.

             Section 16(a) Beneficial Ownership Reporting Compliance

            Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers and directors, and persons who own more than 10% of existing common stock, to file with the Securities and Exchange Commission reports detailing their ownership of existing common stock and changes in such ownership. Officers, directors and greater than 10% shareholders are required by Commission regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on review of the copies of such forms furnished to us, we believe that during the last fiscal year all officers, directors and greater than 10% shareholders complied with the filing requirements of Section 16(a), except that Mr. Cummings and Mr. Rose each failed to timely file one report in connection with one transaction and Mr. Smulyan amended one report in connection with a gift transaction.

                                  Annual Report

            A copy of our Annual Report for the year ended February 28, 2001 was sent to all of our shareholders of record as of April 30, 2000. The Annual Report is not to be considered as proxy solicitation material.

                                  Other Matters

            Our board of directors knows of no other matters to be brought before this annual meeting. However, if other matters should come before the meeting, it is the intention of each person named in the proxy to vote such proxy in accordance with his or her judgment on such matters.

                            Expenses of Solicitation

            The entire expense of soliciting proxies, including preparing, assembling, printing and mailing the proxy form and the material used in the solicitation of proxies, will be paid by us. Solicitations may be made in person, or by mail, telephone, facsimile or other means of electronic communication by our directors, officers and other employees and none of those persons will receive any additional compensation in connection with the solicitation. We also will request record holders of shares beneficially owned by others to forward this proxy statement and related materials to the beneficial owners of such shares, and will reimburse those record holders for their reasonable expenses incurred in doing so.

             (This page intentionally left blank)

                                                                      Exhibit A

                        EMMIS COMMUNICATIONS CORPORATION
                           2001 EQUITY INCENTIVE PLAN

      1. Purpose. The primary purposes of the Plan are to promote and align the interests of employees, officers, directors and independent contractors of the Company and its shareholders, to reward performance that enhances long term shareholder values, to increase employee, officer, director and independent contractor stock ownership and to improve the Company's ability to attract and retain a team of outstanding employees, officers, directors and independent contractors.

      2. Definitions. As used in the Plan, terms defined parenthetically immediately after their use have the respective meanings provided by such definitions and the terms set forth below have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

            "Affiliate" means, with respect to a specified person, a person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified.

            "Award"   means   Options,   shares  of  Restricted   Stock,   Stock
Appreciation Rights or Performance Units granted under the Plan.

            "Award Agreement" has the meaning specified in Section 4(b)(vi).

            "Board" means the Board of Directors of the Company.

            "Cause" means conviction of the Grantee of any felony or other crime involving dishonesty, fraud or moral turpitude, or the Grantee's habitual neglect of his duties; provided, however, that if a Grantee is subject to an employment agreement with the Company or a Subsidiary, or has a Personal Services Contract , "cause" shall mean any breach of such agreement or contract by the Grantee giving the Company or a Subsidiary the right to terminate the agreement or contract.

            "Change in Control" means any of the following: (i) any person or group (other than a Subsidiary or any employee benefit plan (or any related trust) of the Company or a Subsidiary, and other than Jeffrey H. Smulyan or an Affiliate of Mr. Smulyan) becomes after the Effective Date the beneficial owner of 25% or more of either the then outstanding Stock or the combined voting power of the then outstanding voting securities of the Company entitled to vote in the election of directors, except that (A) no such person or group shall be deemed to own beneficially any securities acquired directly from the Company pursuant to a written agreement with the Company unless such person or group subsequently becomes the beneficial owner of additional Stock or voting securities of the Company other than pursuant to a written agreement with the Company, and (B) no Change in Control shall be deemed to have occurred solely by reason of any such acquisition by a corporation with respect to which, after such acquisition, more than 60% of both the then outstanding common shares of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote in the election of directors are then beneficially owned, directly or indirectly, by the persons who were the beneficial owners of the Stock and voting securities of the Company immediately before such acquisition in substantially the same proportion as their ownership, immediately before such acquisition, of the outstanding Stock and the combined voting power of the then outstanding voting securities of the Company entitled to vote in the election of directors; (ii) individuals who, as of the Effective Date, constitute the Board (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board; provided that any individual who becomes a director after the Effective Date whose election, or nomination for election by the Company's shareholders, was approved by a vote or written consent of at least two-thirds of the directors then comprising the Incumbent
Directors shall be considered as though such individual were an Incumbent Director, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company (as such terms are used in Rule 14a-11 under the Exchange Act); or (iii) approval by the shareholders of the Company of (A) a merger, reorganization or consolidation with respect to which the individuals and entities who were the respective beneficial owners of the Stock and voting securities of the Company immediately before such merger, reorganization or consolidation do not, after such merger, reorganization or consolidation, beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding common shares and the combined voting power of the then outstanding voting securities entitled to vote in the election of directors of the corporation resulting from such merger, reorganization or consolidation, (B) a liquidation or dissolution of the Company or (C) the sale or other disposition of all or substantially all of the assets of the Company. Notwithstanding the foregoing provisions of this definition, a Change in Control of the Company shall be deemed not to have occurred with respect to any Grantee, if such Grantee is, by written agreement executed prior to such Change in Control, a participant on such Grantee's own behalf in a transaction in which the persons (or their affiliates) with whom such Grantee has the written agreement Acquire the Company (as defined below) and, pursuant to the written agreement, the Grantee has an equity interest in the resulting entity or a right to acquire such an equity interest.

            For the purposes of this definition, "Acquire the Company" means the acquisition of beneficial ownership by purchase, merger, or otherwise, of either more than 50% of the Stock (such percentage to be computed in accordance with Rule 13d-3(d)(1)(i) of the SEC under the Exchange Act) or substantially all of the assets of the Company or its successors; "person" means such term as used in Rule 13d-5 of the SEC under the Exchange Act; "beneficial owner" means such term as defined in Rule 13d-3 of the SEC under the Exchange Act; and "group" means such term as defined in Section 13(d) of the Exchange Act.

            "Class A Common Stock" means the Class A Common Stock of the Company, par value $.01 per share.

            "Class B Common Stock" means the Class B Common Stock of the Company, par value $.01 per share.

            "Code" means the Internal Revenue Code of 1986, as amended, and regulations and rulings thereunder. References to a particular section of the Code shall include references to successor provisions.

            "Committee" means the Compensation Committee of the Board or such other committee or subcommittee appointed by the Board or the Compensation Committee.

            "Company" means Emmis Communications Corporation, an Indiana corporation.

            "Disability" means, with respect to the exercise of an incentive stock option after Termination of Employment, a disability within the meaning of
Section 22(e)(3) of the Code, and for all other purposes, a mental or physical condition which, in the opinion of the Committee, renders a Grantee unable or incompetent to carry out the job responsibilities which such Grantee held or the tasks to which such Grantee was assigned at the time disability was incurred, and which is expected to be permanent or for an indefinite duration.

            "Effective Date" means June 1, 2001.

            "Eligible Transferee" has the meaning specified in Section 12(b).

            "Exchange Act" means the Securities Exchange Act of 1934, as amended. References to a particular section of, or rule under, the Exchange Act shall include references to successor provisions.

            "Fair Market Value" of any security of the Company means, as of any applicable date: (i) if the security is listed for trading on a national securities exchange or on the NASDAQ Stock Market, the average of the highest and lowest trading prices of the security as reported by such exchange or market on such date, or if no reported sales occurred on such date, on the first preceding date on which a reported sale of the security shall have occurred, or
(ii) if the security is not listed for trading on a national securities exchange or on the NASDAQ Stock Market, or if the Committee determines that another measurement method is more appropriate to implement one or more of the purposes of the Plan, the fair market value of the security as determined in good faith by the Committee.

            "Grant Date" means the date of grant of an Award determined in accordance with Section 6.

            "Grantee" means an individual or Personal Service Corporation that has been granted an Award.

            "Immediate Family Member" or "Immediate Family Members" means the spouse, the children or the grandchildren of a Grantee.

            "Incentive Stock Option" means an Award under Section 7(b).

            "including" means "including, without limitation."

            "Measuring Period" has the meaning specified in Section 10(a)(i)(B).

            "Option" means an Award under Section 7.

            "Option Price" means the per share purchase price of (i) Stock subject to an Option or (ii) Restricted Stock subject to an Option.

            "Parent" means any corporation, partnership or limited liability company (other than the Company) in an unbroken chain of corporations, partnerships or limited liability companies ending with the Company, if at the time of the granting of an Award under the Plan, each of such corporations, partnerships or limited liability companies other than the Company owns stock, general partnership interests or membership interests, as the case may be, possessing a majority of the total combined voting power of all classes of stock, general partnership interests or membership interests, as the case may be (whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency), in one of the other corporations, partnerships or limited liability companies in such chain.

            "Performance Goals" has the meaning specified in Section 10(a)(i).

            "Performance Percentage" has the meaning specified in Section 10(a)(i)(C).

            "Performance Units" means units established by the Committee for purposes of granting an Award under Section 10.

            "Personal Services Contract" means any written contract or agreement pursuant to which a corporation, partnership, limited liability company or other entity is to provide to the Company or a Subsidiary the services of one or more individuals.

            "Personal Service Corporation" means a corporation, partnership, limited liability company or other entity that has a Personal Services Contract in effect.

            "Plan" means the Emmis Communications Corporation 2001 Equity Incentive Plan.

            "Prior Plans" means the Emmis Broadcasting Corporation 1986 Stock Incentive Plan, the Emmis Broadcasting Corporation 1992 Stock Option Plan, the Emmis Broadcasting Corporation 1994 Equity Incentive Plan, the Emmis Broadcasting Corporation 1997 Equity Incentive Plan and the Emmis Communications Corporation 1999 Equity Incentive Plan.

            "Reload Option" has the meaning specified in Section 7(c).

            "Restricted Stock" means Stock awarded pursuant to Section 8.

            "SEC" means the Securities and Exchange Commission.

            "Stock" means the Class A Common Stock and the Class B Common Stock.

            "Stock Appreciation Rights" means Awards under Section 9.

            "Subsidiary" means any corporation, partnership or limited liability company (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of an Award under the Plan, each of the corporations, partnerships or limited liability companies other than the last corporation, partnership or limited liability company in the unbroken chain owns stock, general partnership interests or membership interests, as the case may be, possessing a majority of the total combined voting power of all classes of stock, general partnership interests or membership interests, as the case may be (whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency), in one of the other corporations, partnerships or limited liability companies in such chain.

            "Termination of Employment" occurs (a) with respect to an employee of the Company or a Subsidiary, the first day an individual is for any reason entitled to severance payments under the Company's or any Subsidiary's personnel policies or is no longer employed by the Company or any of its Subsidiaries, or, with respect to an individual who is an employee of a corporation constituting a Subsidiary, the first day such corporation is no longer a Subsidiary, (b) with respect to a director of the Company, the first day he or she ceases to be a director of the Company, (c) with respect to an independent contractor of the Company or a Subsidiary, the first day the independent contractor is no longer providing services to the Company or a subsidiary, or, (d) with respect to a Personal Service Corporation, the first day after the Personal Service Contract has expired or terminated. Notwithstanding the foregoing, a Termination of Employment pursuant to any of clauses (a) through (d) shall not be deemed to occur with respect to any Options that are vested on the date on which a Termination of Employment would otherwise be deemed to have occurred so long as a Grantee continues to provide services to the Company or a Subsidiary in one or more of the capacities specified in clauses (a) through (d) above.

      3.    Scope of the Plan.

      (a) Number of Shares. Subject to Section 3(c), an aggregate of three million (3,000,000) shares of Stock is hereby made available and is reserved for delivery on account of the exercise of Awards and payment of benefits in connection with Awards. Subject to the foregoing limit, shares of Stock held as treasury shares may be used for or in connection with Awards. No more than one million (1,000,000) shares of Class B Common Stock shall be available for grant and issuance under the Plan. Awards of or pertaining to shares of Class B Common Stock may be granted only to Jeffrey H. Smulyan or an Affiliate of Smulyan (as defined in the Company's Articles of Incorporation, as amended from time to time). Issuance of either Class A Common Stock or Class B Common Stock as or pursuant to an Award shall reduce the shares available for grant and issuance under the Plan.

      (b) Limit on Awards. Subject to Section 3(a) as to the maximum number of shares of Stock available for delivery in connection with Awards and Sections 3(c) and 27, the maximum number of Awards that may be granted to each Grantee in each calendar year during any part of which the Plan is in effect shall be as follows:

            (i)   With respect to Stock subject to Options, 1,000,000 shares;

            (ii) With respect to Stock subject to Stock Appreciation Rights, 1,000,000 shares;

            (iii) With respect to Restricted  Stock (not issued in payment of an
                  Award of Performance Units), that number of shares of Stock whose value equals the lesser of (A) 700% of such Grantee's base salary and bonus for such year or (B) $10,000,000 (based on the Fair Market Value of Stock on the date the award is granted, not the date the Award vests or is paid);

            (iv) With respect to Awards of Performance Units, that number of shares of Stock whose value equals the lesser of (A) 700% of such Grantee's base salary and bonus for such year or (B) $10,000,000 (based on the Fair Market Value of Stock on the date the Award is granted, not the date the Award is earned or paid).

      (c) Re-Use of Shares. If and to the extent an Award shall expire or terminate for any reason without having been exercised in full or shall be forfeited, shares of Stock (including restricted stock) and stock appreciation rights associated with such Award shall become available for other Awards. If a Grantee pays all or part of the exercise price associated with an Award by the transfer of Stock or the surrender (including by attestation) of all or part of an Award (including the Award being exercised), such Stock will also be available for grant under this Plan, without reducing the number of shares of Stock available in any calendar year for grant of Awards.

      4.    Administration.

      (a) General. The Plan shall be administered by the Committee, which shall consist of persons who are appointed by the Board. Notwithstanding the requirements contained in the immediately preceding sentence, the Board or the Committee may, in its discretion, delegate to a committee or subcommittee of the Board or the Committee any or all of the authority and responsibility of the
Committee. Such other committee or subcommittee may consist of two or more directors who may, but need not, be officers or employees of the Company or of any of its Subsidiaries. To the extent that the Board or the Committee has delegated to such other committee or subcommittee the authority and responsibility of the Committee pursuant to the foregoing, all references to the Committee in the Plan shall be to such other committee or subcommittee. Notwithstanding the foregoing, the Board shall at all times have the right to make Awards, administer the Plan, and otherwise exercise the authority of the Committee under the Plan, and to the extent the Board does so, references to the Committee in the Plan shall be to the Board.

      (b) Authority of the Committee. The Committee shall have full power and final authority, in its discretion, but subject to the express provisions of the Plan, as follows: (i) to select Grantees, (ii) to grant Awards, (iii) to determine (A) when Awards may be granted, (B) whether or not specific Stock Appreciation Rights shall be identified with a specific Option, specific shares of Restricted Stock, or specific Performance Units and, if so, whether they shall be exercisable cumulatively with, or alternatively to, such Option, shares of Restricted Stock, or Performance Units, and (C) whether or not specific Performance Units shall be identified with a specific Option, specific shares of Restricted Stock, or specific Stock Appreciation Rights under the Plan or any Prior Plan and, if so, whether they shall be exercisable cumulatively with, or alternatively to, such Option, shares of Restricted Stock, or Stock Appreciation Rights, (iv) to interpret the Plan and to make all determinations necessary or advisable for the administration of the Plan, (v) to prescribe, amend, and rescind rules relating to the Plan, including rules with respect to the exercisability and nonforfeitability of Awards upon the Termination of Employment of a Grantee, (vi) to determine the terms and provisions of the written agreements by which all Awards shall be granted ("Award Agreements") and, to modify any such Award Agreement at any time, with the consent of the Grantee when required, (vii) to accelerate the exercisability of, and to accelerate or waive any or all of the restrictions and conditions applicable to, any Award, (viii) to make such adjustments or modifications to Awards to Grantees working outside the United States as are necessary and advisable to fulfill the purposes of the Plan, and (ix) to impose such additional conditions, restrictions, and limitations upon the grant, exercise or retention of Awards as the Committee may, before or concurrently with the grant thereof, deem appropriate, including requiring simultaneous exercise of related identified Options, Stock Appreciation Rights, and Performance Units and limiting the percentage of Options, Stock Appreciation Rights, and Performance Units which may from time to time be exercised by a Grantee.

      (c) Determinations of the Committee; No Liability. The determination of the Committee on all matters relating to the Plan or any Award Agreement shall be conclusive and final. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award.

      5. Eligibility. Awards may be granted to any employee, officer, director, Personal Service Corporation or independent contractor of the Company or any of its Subsidiaries. In selecting the Grantees to whom Awards may be granted, as well as in determining the number of shares of Stock subject to and the other terms and conditions applicable to each Award, the Committee shall take into consideration such factors as it deems relevant in promoting the purposes of the Plan.

      6.    General Terms and Conditions of Grants.

      (a) Grant Date. The Grant Date of an Award shall be the date on which the Committee grants the Award or such other date as the Committee may determine.

      (b) Maximum Term. The term of each Award (subject to Section 7(b) and 7(c) with respect to Incentive Stock Options and Reload Options, respectively) shall be a period of not more than ten (10) years from the Grant Date, and shall be subject to earlier termination as herein provided.

      (c) Tandem Awards. A Grantee may, if otherwise eligible, be granted additional Awards in any combination.

      7.    Options.

      (a) Grant of Options and Option Price. The Committee may grant an Option containing such terms, conditions and restrictions as the Committee deems appropriate (including but not limited to a reload option); provided, however, that the Option Price of any Option shall not be less than the Fair Market Value of the Stock on the Grant Date.

      (b) Grant of Incentive Stock Options. Without limiting the generality of the foregoing, the Committee may designate that an Option shall be made subject to restrictions that permit it to qualify as an "incentive stock option" under the requirements of Section 422 of the Code. Notwithstanding the foregoing and
Section 4(b)(vi), the Committee may, without the consent of the Grantee, at any time before the exercise of an Option (whether or not an Incentive Stock Option), take any action necessary to prevent such option from being treated as an Incentive Stock Option.

      (c) Grant of Reload Options. The Committee may from time to time, in its discretion, adopt a policy, which policy shall not remain in effect for longer than 12 months at a time, but which may be adopted for successive 12-month periods, under which each Grantee who exercises while the policy is in effect an Option for shares of Stock which have a Fair Market Value on the date of exercise equal to not less than 100% (or such greater percentage set forth in the policy) of the Option Price for such Options ("Exercised Options") and pays the Option Price with shares of Stock, shall be granted, subject to Section 3, additional Options ("Reload Options") in an amount equal to the sum ("Reload Number") of the number of shares of Stock tendered to exercise the Exercised Options plus, if so provided by the Committee, the number of shares of Stock, if any, retained by the Company in connection with the exercise of the Exercised Options to satisfy any federal, state or local tax withholding requirements. The Committee may, in its discretion, provide that the Reload Option policy shall not apply to Options which would expire within such period as the Committee determines, in its discretion, from the effective date of the policy.

      (d) Terms and Conditions for Reload Options. Reload Options shall be subject to the following terms and conditions: (i) the Grant Date for each Reload Option shall be the date of exercise of the Exercised Option to which it relates; (ii) the Reload Option may be exercised at any time during the unexpired term of the Exercised Option (subject to earlier termination thereof as provided in the Plan and in the applicable Award Agreement); and (iii) the terms of the Reload Option shall be the same as the terms of the Exercised Option to which it relates, except that the Option Price shall be the Fair Market Value of the Stock on the Grant Date of the Reload Option;

      (e) Exercise of Options. . Each Option shall be exercised, in whole or in part, by delivery to the Company of written notice of intent to purchase a specific number of shares of Stock subject to the Option. The Option Price of any shares of Stock or shares of restricted stock as to which an Option shall be exercised shall be paid in full at the time of the exercise. Payment may, at the election of the Grantee, be made in any one or any combination of the following:
(i) cash; (ii) shares of Stock that have been held by the Grantee for at least six months, each valued at the Fair Market Value on the date of exercise (including through an attestation procedure); (iii) with the approval of the Committee, shares of restricted stock that have been held by the Grantee for at least six months, each valued at the Fair Market Value of a share of Stock on the date of exercise; (iv) by waiver of compensation due or accrued to the Grantee for services rendered; (v) with the consent of the Committee, by tender of property; (vi) provided that a public market for the Stock exists: (A) through a "same day sale" commitment from the Grantee and a broker-dealer that is a member of the National Association of Securities Dealers (an "NASD Dealer") whereby the Grantee irrevocably elects to exercise the Option and to sell a portion of the Stock so purchased in order to pay for the Option, and whereby the NASD Dealer irrevocably commits upon receipt of such Stock to forward the Option Price directly to the Company; or (B) through a "margin" commitment from the Grantee and an NASD Dealer whereby the Grantee irrevocably elects to exercise the Option and to pledge the Stock so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Option Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Stock to forward the Option Price directly to the Company; or (C) through any other procedure pursuant to which the Grantee delivers to the Company a properly executed exercise notice and instructions to deliver the resulting Stock to a stock broker that are intended to satisfy the provisions of Section
220. 3(e)(4) of Regulation T issued by the Board of Governors of the Federal Reserve System as in effect from time to time; (vii) in the discretion of the Committee and to the extent permitted by law, in accordance with Section 14;
(viii) by the surrender of all or part of the Option being exercised, or (ix) such other payment method or procedure as the Committee may approve.

      (f) Use of Restricted Stock to Pay Option Price. If restricted stock ("Tendered Restricted Stock") is used to pay the Option Price for Stock subject to an Option, then a number of shares of Stock acquired on exercise of the Option equal to the number of shares of Tendered Restricted Stock shall, unless the Committee provides otherwise, be subject to the same restrictions as the Tendered Restricted Stock, determined as of the date of exercise of the Option. If the Option Price for restricted stock subject to an Option is paid with Tendered Restricted Stock, and if the Committee determines that the restricted stock acquired on exercise of the Option is subject to restrictions that cause it to have a greater risk of forfeiture than the Tendered Restricted Stock, then notwithstanding the preceding sentence, all the restricted stock acquired on exercise of the Option shall, unless the Committee provides otherwise, be subject to such restrictions.

      8.    Restricted Stock.

      (a) Grant of Shares of Restricted Stock. Before the grant of any shares of Restricted Stock, the Committee shall determine, in its discretion: (i) the per share purchase price of such shares (which may be zero), and (ii) the restrictions applicable to such grant; provided, however, that if the per share purchase price is zero, the consideration for the shares shall be deemed to be prior service to the Company or its Subsidiaries unless the Committee specifies other consideration.

      (b) Exercise. Payment of the purchase price (if greater than zero) for shares of Restricted Stock shall be made in full by the Grantee before the delivery of such shares and, in any event, no later than 10 days after the Grant Date for such shares. Such payment may, at the election of the Grantee and unless the Committee otherwise provides in the Award Agreement, be made in any one or any combination of the following: (i) cash, (ii) Stock valued at its Fair Market Value on the date of payment, or (iii) shares of Restricted Stock, each valued at the Fair Market Value of a share of Stock on the date of payment; provided that: (A) in the discretion of the Committee and to the extent permitted by law, payment may also be made in accordance with Section 14; and
(B) if the purchase price for Restricted Stock ("New Restricted Stock") is paid with shares of restricted stock ("Old Restricted Stock"), the restrictions applicable to the New Restricted Stock shall be the same as if the Grantee had paid for the New Restricted Stock in cash unless, in the judgment of the Committee, the Old Restricted Stock was subject to a greater risk of forfeiture, in which case a number of shares of New Restricted Stock equal to the number of shares of Old Restricted Stock tendered in payment for New Restricted Stock shall, unless the Committee provides otherwise, be subject to the same restrictions as the Old Restricted Stock, determined immediately before such payment.

      (c) Forfeiture. The Committee may, but need not, provide that all or any portion of a Grantee's Award of Restricted Stock shall be forfeited: (i) upon the Grantee's Termination of Employment within a specified time period after the Grant Date, or (ii) if the Company or the Grantee does not achieve specified performance goals within a specified time period after the Grant Date and before the Grantee's Termination of Employment.

      (d) Effect of Forfeiture. If a share of Restricted Stock is forfeited, then: (i) the Grantee shall be deemed to have resold such share of restricted stock to the Company at the lesser of (A) the purchase price paid by the Grantee (such purchase price shall be deemed to be zero dollars ($0) if no purchase price was paid) or (B) the Fair Market Value of a share of Stock on the date of such forfeiture; (ii) the Company shall pay to the Grantee the amount determined under clause (i) of this sentence as soon as is administratively practical; and
(iii) such share of Restricted Stock shall cease to be outstanding, and shall no longer confer on the Grantee thereof any rights as a shareholder of the Company, from and after the date of the Company's tender of the payment specified in clause (ii) of this sentence, whether or not such tender is accepted by the Grantee.

      (e) Certificates. Any share of Restricted Stock which is subject to forfeiture shall be held (together with a stock power executed in blank by the Grantee) in escrow by the Secretary of the Company until such shares become nonforfeitable or are forfeited and shall bear an appropriate legend specifying that such share is non-transferable and subject to the restrictions set forth in the Plan. If any shares of Restricted Stock become nonforfeitable, the Company shall cause certificates for such shares to be issued or reissued without such legend.

      9.    Stock Appreciation Rights.

      (a) Grant of Stock Appreciation Rights. When granted, Stock Appreciation Rights may, but need not, be identified with shares of Stock subject to a specific Option, specific shares of Restricted Stock, or specific Performance Units of the Grantee (including any Option, shares of Restricted Stock, or Performance Units granted on or before the Grant Date of the Stock Appreciation Rights) in a number equal to or different from the number of Stock Appreciation Rights so granted. If Stock Appreciation Rights are identified with shares of Stock subject to an Option, shares of Restricted Stock, or Performance Units, then, unless otherwise provided in the applicable Award Agreement, the Grantee's associated Stock Appreciation Rights shall terminate upon (i) the expiration, termination, forfeiture, or cancellation of such Option, shares of Restricted Stock, or Performance Units, (ii) the exercise of such Option or Performance Units, or (iii) the nonforfeitability of such shares of Restricted Stock.

      (b) Exercise of Stock Appreciation Rights. Each Stock Appreciation Right shall be exercisable to the extent the Option with which it is identified, if any, may be exercised, to the extent the Restricted Stock with which it is identified, if any, is nonforfeitable, or to the extent the Performance Unit with which it is identified, if any, may be exercised, unless otherwise provided by the Committee. Stock Appreciation Rights shall be exercised by delivery to the Company of written notice of intent to exercise a specific number of Stock Appreciation Rights. Unless otherwise provided in the applicable Award Agreement, the exercise of Stock Appreciation Rights which are identified with shares subject to an Option, shares of Restricted Stock, or Performance Units shall result in the cancellation or forfeiture of such Option, shares of Restricted Stock, or Performance Units, as the case may be, to the extent of such exercise.

      (c) Benefit for Stock Appreciation Rights. The benefit for each Stock Appreciation Right exercised shall be equal to the difference between: (i) the Fair Market Value of a share of Stock on the date of such exercise and (ii) an amount equal to: (A) for any Stock Appreciation Right identified with an Option, the Option Price of such Option, unless the Committee in the grant of the Stock Appreciation Right specified a higher amount, or (B) for any other Stock Appreciation Right, the Fair Market Value of a share of Stock on the Grant Date of such Stock Appreciation Right, unless the Committee in the grant of the Stock Appreciation Right specified a higher amount; provided that the Committee, in its discretion, may provide that the benefit for any Stock Appreciation Right shall not exceed a stated percentage (which may exceed 100%) of the Fair Market Value of a share of Stock on such Grant Date. The benefit upon the exercise of a Stock Appreciation Right shall be payable in cash, except that the Committee, with respect to any particular exercise, may, in its discretion, pay benefits wholly or partly in Stock.

      10.   Performance Units.

      (a)   Grant of Performance Units.

            (i) In connection with the grant of any Performance Unit, the Committee shall: (A) determine performance goals ("Performance Goals") applicable to such grant, (B) designate a period for the measurement of the extent to which Performance Goals are attained, which period may begin prior to the Grant Date (the "Measuring Period"), and (C) assign a "Performance Percentage" to each level of attainment of Performance Goals during the Measuring Period, with the percentage applicable to minimum attainment being zero percent (0%) and the percentage applicable to maximum attainment (which may exceed 100%) to be determined by the Committee from time to time.

            (ii) In establishing Performance Goals, the Committee may consider such performance factor or factors as it deems appropriate, including share price, revenue, net revenue, EBITDA, EBITDA before certain charges, net income, cash flow (whether pre-tax or after tax), growth in net income or cash flow, earnings per share, growth of earnings per share, market share, market penetration, return on equity, return on assets, or return on capital. The Performance Goals may include minimum and optimum objectives, a single set of objectives or multiple sets of objectives. The Committee may, at any time, in its discretion, modify Performance Goals in order to facilitate their attainment for any reason, including recognition of unusual or nonrecurring events affecting the Company or a Subsidiary or changes in applicable laws, regulations or accounting principles. If a Grantee is promoted, demoted or transferred to a different business unit of the Company during a performance period, the Committee may adjust or eliminate the Performance Goals as it deems appropriate.

            (iii) When granted, Performance Units may, but need not, be identified with shares of Stock subject to a specific Option, specific shares of Restricted Stock, or specific Stock Appreciation Rights of the Grantee granted under the Plan or any Prior Plan in a number equal to or different from the number of the Performance Units so granted. If Performance Units are identified with shares of Stock subject to an Option, shares of Restricted Stock, or Stock Appreciation Rights, then, unless otherwise provided in the applicable Award Agreement, the Grantee's associated Performance Units shall terminate upon (A) the expiration, termination, forfeiture, or cancellation of such Option, shares of Restricted Stock, or Stock Appreciation Rights, (B) the exercise of such Option or Stock Appreciation Rights, or (C) the nonforfeitability of such shares of Restricted Stock.

      (b) Exercise of Performance Units. Subject to Sections 13 and 18 and such terms and conditions as the Committee may impose, if, with respect to any Performance Unit, the minimum Performance Goals have been achieved during the applicable Measuring Period, then such Performance Unit shall be exercisable commencing on the first day after the end of the applicable Measuring Period or such other date specified by the Committee. Performance Units shall be exercised by delivery to the Company of written notice of intent to exercise a specific number of Performance Units; provided, however, that Performance Units not identified with an Option, shares of Restricted Stock, or Stock Appreciation Rights shall be deemed exercised on the date on which they first become exercisable unless another date is specified by the Committee in the grant of the Performance Unit or in the determination of whether the Performance Goals were met. After completion of the Measuring Period, the Committee shall certify in writing the extent to which the Performance Goals and other material terms applicable to such Award are attained. Unless and until the Committee so certifies, the Award shall not be paid. Unless otherwise provided for in the applicable Award Agreement, the exercise of Performance Units which are identified with an Option, shares of Restricted Stock, or Stock Appreciation Rights shall result in the cancellation or forfeiture of such Option, shares of Restricted Stock, or Stock Appreciation Rights, as the case may be, to the extent of such exercise.

      (c) Benefit of Performance Unit. The benefit for each Performance Unit exercised shall be an amount equal to the product of: (i) the Fair Market Value of a share of Stock on the Grant Date of the Performance Unit multiplied by (ii) the Performance Percentage attained during the Measuring Period for such Performance Unit.

      (d) Payment. The benefit upon the exercise of a Performance Unit shall be payable as soon as is administratively practicable after the later of (i) the date the Grantee exercises or is deemed to exercise such Performance Unit, or
(ii) the date (or dates in the event of installment payments) as provided in the applicable Award Agreement. Such benefit shall be payable in cash, except that the Committee, with respect to any particular exercise, may, in its discretion, pay benefits wholly or partly in Stock. The number of shares of Stock payable in lieu of cash shall be determined by valuing the Stock at its Fair Market Value on the business day next preceding the date such benefit is to be paid.

      11. No Employment Rights. Neither the establishment of the Plan, nor the granting of any Award shall be construed to (i) give any Grantee the right to remain employed by or affiliated with the Company or any of its Subsidiaries or to any benefits not specifically provided by the Award Agreement, or (ii) in any manner modify the right of the Company or any of its Subsidiaries to modify, amend, or terminate this Plan or any of its employee benefit plans.No obligation of the Company or any of its Subsidiaries as to the length of any Grantee's employment by or affiliation with the Company or any Subsidiary shall be implied by the terms of the Plan, any grant of an Award hereunder or any Award Agreement. The Company and its Subsidiaries reserve the same rights to terminate employment of or sever its relationship with any Grantee as existed before the Grant Date.

      12.   Non-Transferability.

      (a) Except as permitted by the Committee in writing, each Award (other than Restricted Stock) granted hereunder shall by its terms not be assignable or transferable other than by will or the laws of descent and distribution and may be exercised, during the Grantee's lifetime, only by the Grantee. Each share of Restricted Stock shall be non-transferable until such share becomes nonforfeitable.

      (b) Notwithstanding the provisions of subsection (a), a Grantee may transfer an Award to (i) Immediate Family Members; (ii) a trust or trusts for the exclusive benefit of Immediate Family Members; or (iii) a partnership or limited liability company in which the Grantee and/or the Immediate Family Members of the Grantee are the only equity owners (collectively, "Eligible Transferees"). An Award that is transferred to an Immediate Family Member shall not be transferable by such Immediate Family Member, except for any transfer by such Immediate Family Member's will or by the laws of descent and distribution upon the death of the Immediate Family Member.

      (c)  In the  event  that a  Grantee  transfers  an  Award  to an  Eligible
Transferee under this Section 12, the Award transferred to the Eligible Transferee must be exercised by such Eligible Transferee and, in the event of the death of such Eligible Transferee, by such Eligible Transferee's executor or administrator only in the same manner, to the same extent and under the same circumstances (including, without limitation, the time period within which the Award must be exercised) as the Grantee or, in the event of the Grantee's death, the executor or administrator of the Grantee's estate, could have exercised such Award. The Grantee, or in the event of the Grantee's death, the Grantee's estate, shall remain liable for all federal, state, city and local taxes applicable upon the exercise of an Award by an Eligible Transferee.

      13.  Effects  of a Change in  Control.  The terms and  provisions  of this
Section 13 shall apply upon the occurrence of a Change in Control only if, prior to the Change in Control, the Committee shall have determined that this Section 13 shall be applicable. The Committee shall give written notice to the Grantees of such a determination and the date on which such determination is made. After the occurrence of a Change in Control following the date on which such determination is made, then:

      (a) General. Subject to Section 18 but notwithstanding Section 11 or any other provisions of the Plan: (i) all Options, Stock Appreciation Rights, and Performance Units granted under the Plan shall immediately be fully exercisable; and (ii) all shares of Restricted Stock shall immediately be nonforfeitable and freely transferable.

      (b) Benefit. The benefit, if any, payable with respect to any Performance Unit for which the Measuring Period has not ended shall be equal to the product of: (i) the Fair Market Value of a share of Stock on the Grant Date of the Performance Unit multiplied successively by each of the following; (ii) a fraction, the numerator of which is the number of months (including as a whole month any partial month) that have elapsed since the beginning of such Measuring Period until the date of such Change in Control, and the denominator of which is the number of months (including as a whole month any partial month) in the Measuring Period; and (iii) a percentage equal to the greater of (A) the target percentage, if any, specified in the applicable Award Agreement, or (B) the maximum percentage, if any, that would be earned under the terms of the applicable Award Agreement assuming that such rate at which the performance goals have been achieved as of the date of the Change in Control would continue until the end of the Measuring Period.

      14.   Loans and Guarantees.  The Committee may, in its discretion:

            (i) allow a Grantee to defer payment to the Company of all or any portion of (i) the Option Price of an Option, (ii) the purchase price of a share of Restricted Stock, or (iii) any taxes associated with a benefit hereunder which is not a cash benefit at the time such benefit is so taxable, or

            (ii) cause the Company to guarantee a loan from a third party to the Grantee, in an amount equal to all or any portion of such Option Price, purchase price, or any related taxes. Any such payment deferral or guarantee by the Company pursuant to this Section 14 shall be on a secured or unsecured basis for such periods, at such interest rates, and on such other terms and conditions as the Committee may determine. Notwithstanding the foregoing, a Grantee shall not be entitled to defer the payment of such Option Price, purchase price, or any related taxes unless the Grantee
      (i) enters into a binding obligation to pay the deferred amount and (ii) pays upon exercise of an Option or grant of shares of Restricted Stock, as the case may be, an amount equal to or greater than the aggregate par value of all shares of Stock or Restricted Stock (other than treasury shares) to be then delivered. If the Committee has permitted a payment deferral or caused the Company to guarantee a loan pursuant to this
      Section 14, then the Committee may, in its discretion, require the immediate payment of such deferred amount or the immediate release of such guarantee upon the Grantee's Termination of Employment or upon the Grantee's sale or other transfer of the Grantee's shares of Stock purchased pursuant to such deferral or guarantee.

      15. Notification under Section 83(b). If the Committee has not, on the Grant Date or any later date, prohibited such Grantee from making the following election, and a Grantee shall, in connection with the exercise of any Option, or the grant of any share of Restricted Stock, make the election permitted under
Section 83(b) of the Code (i.e., an election to include in such Grantee's gross income in the year of transfer the amounts specified in Section 83(b) of the
Code), such Grantee shall notify the Company of such election within 10 days of filing notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under the authority of Section 83(b) of the Code.

      16. Mandatory Withholding Taxes. Whenever under the Plan, cash or shares of Stock are to be delivered upon exercise or payment of an Award or upon a share of Restricted Stock becoming nonforfeitable, or any other event with respect to rights and benefits hereunder, the Company shall be entitled to require as a condition of delivery (i) that the Grantee remit an amount sufficient to satisfy all federal, state and local withholding tax requirements related thereto, (ii) the withholding of such sums from compensation otherwise due to the Grantee or from any shares of Stock due to the Grantee under the Plan, or (iii) any combination of the foregoing.

      17.   Elective Share Withholding.

      (a) Election by Grantee. Subject to Section 17(b) and unless prohibited by the Award Agreement, a Grantee may elect the withholding ("Share Withholding") by the Company of a portion of the shares of Stock otherwise deliverable to such Grantee upon the exercise or payment of an Award or upon a share of Restricted Stock's becoming nonforfeitable (each a "Taxable Event") having a Fair Market Value equal to: (i) the minimum amount necessary to satisfy required federal, state, or local withholding tax liability attributable to the Taxable Event; or
(ii) with the Committee's prior approval, a greater amount, not to exceed the estimated total amount of such Grantee's tax liability with respect to the Taxable Event.

      (b) Restrictions. Each Share Withholding election by a Grantee shall be made in writing in a form acceptable to the Committee and shall be subject to the following restrictions: (i) a Grantee's right to make such an election shall be subject to the Committee's right to revoke such right at any time before the Grantee's election if the Committee has reserved the right to do so in the Award Agreement; (ii) the Grantee's election must be made before the date (the "Tax Date") on which the amount of tax to be withheld is determined; (iii) the Grantee's election shall be irrevocable by the Grantee; and (iv) in the event that the Tax Date is deferred until six months after the delivery of Stock under
Section 83(b) of the Code, the Grantee shall receive the full amount of Stock with respect to which the exercise occurs, but such Grantee shall be unconditionally obligated to tender back to the Company the proper number of shares of Stock on the Tax Date.

      18.   Termination of Employment.

      (a) Restricted Stock. Except as otherwise provided by the Committee on or after the Grant Date, a Grantee's shares of Restricted Stock that are forfeitable shall be forfeited upon the Grantee's Termination of Employment.

      (b) Other Awards. If the Grantee has a Termination of Employment for Cause, any unexercised Option, Stock Appreciation Right, or Performance Unit shall terminate upon the Grantee's Termination of Employment. If the Grantee has a Termination of Employment for any reason other than Cause, then any unexercised Option, Stock Appreciation Right, or Performance Unit, to the extent exercisable on the date of the Grantee's Termination of Employment, may be exercised in whole or in part, not later than the later of (A) the 180th day following the Grantee's Termination of Employment or (B) the 30th day following the last day for which the Grantee is entitled to severance payments under the Company's or any Subsidiary's personnel policies, except that: (i) if the Grantee's Termination of Employment is caused by the death of the Grantee, then any unexercised Option, Stock Appreciation Right, or Performance Unit, shall vest on the date of the Grantee's death, and may be exercised, in whole or in part, at any time within one year after the Grantee's death by the Grantee's personal representative or by the person to whom the Option, Stock Appreciation Right, or Performance Unit is transferred by will or the applicable laws of descent and distribution; (ii) if the Grantee's Termination of Employment is on account of the Disability of the Grantee, then any unexercised Option, Stock Appreciation Right, or Performance Unit shall vest on the date of the Termination of Employment and may be exercised, in whole or in part, as if such Termination of Employment had not occurred; provided that, if the Grantee dies after such Termination of Employment, such Option, Stock Appreciation Right, or Performance Unit may be exercised, to the extent exercisable on the date of the Grantee's death, by the deceased Grantee's personal representative or by the person to whom the Option, Stock Appreciation Right, or Performance Unit is transferred by will or the applicable laws of descent and distribution within one year after the Grantee's death, and (iii) if the Grantee's Termination of Employment results from a sale of the station, magazine or other property at which Grantee is employed or to which Grantee provides services, then any unvested Option that was scheduled to vest within one year after the Termination of Employment shall vest on the date of such Termination of Employment.

      (c) Exceptions at the Discretion of the Committee. If the Grantee has a Termination of Employment for any reason other than Cause, the Committee may provide on or after the Grant Date (including after a Grantee's Termination of Employment, but before the expiration of the term specified in the applicable Award Agreement) for one or more of the following: (i) that any unexercised Option, Stock Appreciation Right, or Performance Unit, to the extent exercisable on the date of such Termination of Employment, may be exercised, in whole or in part, at any time within a period specified by the Committee after the date of such Termination of Employment; (ii) that any Option, Stock Appreciation Right, or Performance Unit which is not exercisable on or before the date of such Termination of Employment (A) will continue to become exercisable, as if such Termination of Employment had not occurred, after such date for a period specified by the Committee and (B) to the extent such Option, Stock Appreciation Right, or Performance Unit has become exercisable during such period, may be exercised, in whole or in part, at or before the end of such period; (iii) that any share of Restricted Stock that has not become nonforfeitable on or before the date of such Termination of Employment may become nonforfeitable as if such Termination of Employment had not occurred after such date for a period specified by the Committee; or (iv) that if the Grantee dies after such Termination of Employment and before the expiration of the period specified under clause (i) or (ii) of this Section 18(c), such Option, Stock Appreciation Right, or Performance Unit may be exercised by the deceased Grantee's personal representative or by the person to whom the Option, Stock Appreciation Right, or Performance Unit is transferred by will or the applicable laws of descent and distribution within the specified period after the Grantee's Termination of Employment, or, if later, within 180 days after the Grantee's death; provided that if such rights are granted, the Committee may thereafter take actions to limit such rights but only if such limitation is consented to by the Grantee.

      (d) Maximum Extension. Notwithstanding the foregoing, no Award shall be exercisable beyond the maximum term permitted under the original Award Agreement unless the Committee explicitly extends such original term, in which case such term shall not be extended beyond the maximum term permitted by the Plan.

      19. Substituted Awards. If the Committee cancels any Award (granted under this Plan, the Prior Plans, or any plan of any entity acquired by the Company or any of its Subsidiaries), and a new Award is substituted therefor, then the Committee may, in its discretion, determine the terms and conditions of such new Award and may, in its discretion, provide that the grant date of the canceled Award shall be the date used to determine the earliest date or dates for exercising the new substituted Award so that the Grantee may exercise the substituted Award at the same time as if the Grantee had held the substituted Award since the grant date of the canceled Award; provided that no award shall be canceled without the consent of the Grantee if the terms and conditions of the new Award to be substituted are not at least as favorable as the terms and conditions of the award to be canceled.

      20.   Securities Law Matters.

      (a) Legend and Investment Representation. If the Committee deems necessary to comply with the Securities Act of 1933, or any rules, regulations or other requirements of the SEC or any stock exchange or automated quotation system, the Committee may require a written investment intent representation by the Grantee and may require that a restrictive legend be affixed to certificates for shares of Stock, or that the Stock be subject to such stock transfer orders and other restrictions as the Committee may deem necessary or advisable.

      (b) Postponement by Committee. If based upon the opinion of counsel for the Company, the Committee determines that the exercise or nonforfeitability of, or delivery of benefits pursuant to, any Award would violate any applicable provision of (i) federal or state securities law or (ii) the listing requirements of any national securities exchange or the requirements of any automated quotation system on which are listed or quoted any of the Company's equity securities, then the Committee may postpone any such exercise, nonforfeitability or delivery, as the case may be, but the Company shall use reasonable and good faith efforts to cause such exercise, nonforfeitability or delivery to comply with all such provisions at the earliest practicable date. The Committee's authority under this Section 20(b) shall expire on the date of the first Change in Control to which Section 13 applies.

      (c) No Obligation to Register or List. The Company shall be under no obligation to register the Stock with the SEC or to effect compliance with the registration, qualification or listing requirements of any state securities laws, stock exchange or automated quotation system, and the Company shall have no liability for any inability or failure to do so.

     21. Funding. Benefits payable under the Plan to any person shall be paid directly by the Company. The Company shall not be required to fund, or otherwise segregate assets to be used for payment of, benefits under the Plan.

     22. Rights as a Shareholder. A Grantee shall not, by reason of any Award (other than Restricted Stock) have any right as a shareholder of the Company with respect to the shares of Stock which may be deliverable upon exercise or payment of such Award until such shares have been delivered to such Grantee. Shares of Restricted Stock held by a Grantee or held in escrow by the Company or by an agent of the Company shall confer on the Grantee all rights of a shareholder of the Company, except as otherwise provided in the Plan. The Committee, in its discretion, at the time of grant of Restricted Stock, may permit or require the payment of cash dividends thereon to be deferred and, if the Committee so determines, reinvested in additional Restricted Stock to the extent shares are available under Section 3, or otherwise reinvested. Stock dividends and deferred cash dividends issued with respect to Restricted Stock shall be treated as additional shares of Restricted Stock that are subject to the same restrictions and other terms as apply to the shares with respect to which such dividends are issued. The Committee may, in its discretion, provide for crediting to and payment of interest on deferred cash dividends.

      23. Escrow; Pledge of Shares. To enforce any restrictions on a Grantee's Stock, the Committee may require the Grantee to deposit all certificates representing such Stock, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates. Any
Grantee who is permitted to execute a promissory note as partial or full consideration for the purchase of Stock under the Plan shall be required to pledge and deposit with the Company all or part of the Stock so purchased as collateral to secure the payment of the Grantee's obligation to the Company under the promissory note; provided, however, that the Committee may require or accept other or additional forms of collateral to secure the payment of such obligation and, in any event, the Company shall have full recourse against the Grantee under the promissory note notwithstanding any pledge of the Grantee's Stock or other collateral. In connection with any pledge of the Stock, the Grantee shall be required to execute and deliver a written pledge agreement in such form as the Committee shall from time to time approve. The Stock purchased with the promissory note may be released from the pledge on a pro rata basis as the promissory note is paid.

      24. Nature of Payments. Any and all grants, payments of cash, or deliveries of shares of Stock hereunder shall constitute special incentive payments to the Grantee and shall not be taken into account in computing the amount of salary or compensation of the Grantee for the purposes of determining any pension, retirement, death or other benefits under (i) any pension, retirement, profit-sharing, bonus, life insurance or other employee benefit plan of the Company or any of its Subsidiaries, or (ii) any agreement between the Company or any Subsidiary, on the one hand, and the Grantee, on the other hand, except as such plan or agreement shall otherwise expressly provide.

      25. Non-Uniform Determinations. The Committee's determinations under the Plan need not be uniform and may be made by the Committee selectively among persons who receive, or are eligible to receive, Awards (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations and to enter into non-uniform and selective Award Agreements as to (i) the identity of the Grantees, (ii) the terms and provisions of Awards, and (iii) the treatment, under Section 18, of Terminations of Employment. Notwithstanding the foregoing, the Committee's interpretation of Plan provisions shall be uniform as to similarly situated Grantees.

      26. Adjustments. The Committee shall make equitable adjustment of: (i) the aggregate numbers of shares of Stock, shares of Restricted Stock and Stock Appreciation Rights, available under Sections 3(a) and 3(b), (ii) the number of shares of Stock or shares of Restricted Stock covered by an Award, (iii) the Option Price, (iv) the Fair Market Value of Stock to be used to determine the amount of the benefit payable upon exercise of Stock Appreciation Rights or Performance Units, and (v) all other matters relating to the Plan and any Awards, including the type of securities or property, if any, to be paid in connection with any Award, all in such manner as may be determined by the Committee in its discretion in order to prevent dilution or enlargement of the rights of any Grantee pursuant to any Award under the Plan, to reflect a stock dividend, stock split, reverse stock split, share combination, recapitalization, reclassification, merger, consolidation, asset spin-off, reorganization, or similar event of or by the Company.

      27. Adoption And Shareholder Approval. The Plan shall be approved by the shareholders of the Company (excluding holders of Stock issued pursuant to this Plan), consistent with applicable laws, including but not limited to Section 162(m)(4)(C) (ii) of the Code, within 12 months before or after the Effective Date. Upon the Effective Date, Awards may be granted pursuant to the Plan; provided, however, that: (i) no Option may be exercised prior to initial shareholder approval of the Plan; (ii) no Option granted pursuant to an increase in the number of shares of Stock approved by the Board shall be exercised prior to the time such increase has been approved by the shareholders of the Company; and (iii) in the event that shareholder approval is not obtained within the time period provided herein, all Awards granted hereunder shall be canceled, any Stock issued pursuant to any Award shall be canceled and any purchase of Stock hereunder shall be rescinded.

      28. Nonexclusivity Of The Plan. Neither the adoption of the Plan by the Board, the submission of the Plan to the shareholders of the Company for approval, nor any provision of the Plan shall be construed as creating any limitations on the power of the Board or the Committee to adopt such additional compensation arrangements as it may deem desirable, including the granting of stock options and bonuses otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

      29. Amendment and Termination of the Plan. Subject to any applicable shareholder approval requirements of applicable law or the rules of any national securities exchange, stock market or automated quotation service on which the Stock is listed or quoted, the Plan may be amended by the Board at any time and in any respect. The Plan may also be terminated at any time by the Board and shall terminate automatically on the tenth anniversary of the Effective Date unless earlier terminated by the Board. No amendment or termination of this Plan shall adversely affect any Award granted prior to the date of such amendment or termination without the written consent of the Grantee.

      30. Weekends and Holidays. Unless this Section prevents an Option designed to qualify as an Incentive Stock Option under Section 422 of the Code from qualifying as an Incentive Stock Option under Section 422 of the Code or prevents an Award designed to qualify as performance-based compensation under
Section 162(m) of the Code from qualifying as performance-based compensation under Section 162(m) of the Code, if any day on which action under the Plan must be taken falls on a Saturday, Sunday or holiday recognized as an official holiday of the Company, such action may be taken on the next succeeding day not a Saturday, Sunday or holiday.

      31. Foreign Grantees. Without amending the Plan, Awards may be granted to Grantees who are foreign nationals or employed outside the United States or both, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to further the purposes of the Plan.

      32. Interpretation Under Section 162(m). Notwithstanding any provision of the Plan to the contrary, the Plan is intended to give the Committee the authority to grant Awards hereunder that qualify as performance-based compensation under Code Section 162(m)(4)(C) and that do not so qualify. Every provision of the Plan shall be administered, interpreted and construed to carry out such intention and any provision that cannot be so administered, interpreted and construed shall to that extent be disregarded; and any provision of the Plan that would prevent an Award that the Committee intends to qualify as performance-based pay under Code Section 162(m)(4)(C) from so qualifying shall be administered, interpreted and construed to carry out such intent and any provision that cannot be so administered, interpreted and construed shall to that extent be disregarded.

      33.  Applicable  Law.  The  validity,  construction,   interpretation  and
administration of the Plan and of any determinations or decisions made thereunder, and the rights of all persons having or claiming to have any interest therein or thereunder, shall be governed by, and determined exclusively in accordance with, the laws of the State of Indiana, but without giving effect to the principles of conflicts of laws thereof. Without limiting the generality of the foregoing, the period within which any action arising under or in connection with the Plan must be commenced shall be governed by the laws of the State of Indiana, without giving effect to the principles of conflicts of laws thereof, irrespective of the place where the act or omission complained of took place and of the residence of any party to such action and irrespective of the place where the action may be brought.

     34. Construction. The use of the masculine gender shall also include within its meaning the feminine. The use of the singular shall include within its meaning the plural and vice versa.